
                                                                     EXHIBIT 4.1

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                                    ARTICLE I

                                GRANTING CLAUSES

                                   ARTICLE II

  NOTE DETAILS, FORM OF NOTES, REDEMPTION OF NOTES AND USE OF PROCEEDS OF NOTES

Section 2.01.  Note Details.........................................................3
Section 2.02.  Execution of Notes...................................................3
Section 2.03.  Registration, Transfer and Exchange of Notes; Persons Treated
                       as Noteholders...............................................3
Section 2.04.  Additional Restrictions on Transfer of Residual Notes................5
Section 2.05.  Lost, Stolen, Destroyed and Mutilated Notes..........................5
Section 2.06.  Indenture Trustee's Authentication Certificate.......................6
Section 2.07.  Cancellation and Destruction of Notes by the Indenture Trustee.......6
Section 2.08.  Issuance of Notes....................................................6
Section 2.09.  Book-Entry Notes.....................................................7
Section 2.10.  Notices to Clearing Agency...........................................8
Section 2.11.  Definitive Notes.....................................................8
Section 2.12.  Temporary Notes......................................................8
Section 2.13.  Payment of Principal and Interest; Redemption........................8

                                   ARTICLE III

     PARITY AND PRIORITY OF LIEN; OTHER OBLIGATIONS; AND DERIVATIVE PRODUCTS

Section 3.01.  Parity and Priority of Lien..........................................9
Section 3.02.  Other Obligations....................................................9
Section 3.03.  Derivative Products; Counterparty Derivative Payments; Issuer
               Derivative Payments.................................................10

                                   ARTICLE IV

            PROVISIONS APPLICABLE TO THE NOTES; DUTIES OF THE ISSUER

Section 4.01.  Payment of Principal, Interest and Premium..........................11
Section 4.02.  Representations and Warranties of the Issuer........................12
Section 4.03.  Covenants as to Additional Conveyances..............................12
Section 4.04.  Further Covenants of the Issuer.....................................12
Section 4.05.  Enforcement of the Servicing and Administration Agreements..........13
Section 4.06.  Procedures for Transfer of Funds....................................14
Section 4.07.  Additional Covenants with Respect to the Higher Education Act.......14
Section 4.08.  Financed Student Loans; Collections Thereof; Assignment Thereof.....15
Section 4.09.  Opinions as to Indenture Trust Estate...............................16
Section 4.10.  Appointment of Agents, Etc..........................................16
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Section 4.11.  Capacity to Sue.....................................................16
Section 4.12.  Continued Existence; Successor to Issuer............................16
Section 4.13.  Amendment of Loan Sale and Contribution Agreement...................17
Section 4.14.  Representations; Negative Covenants.................................17
Section 4.15.  Additional Covenants................................................22
Section 4.16.  Providing of Notice.................................................23
Section 4.17.  Reports by Issuer...................................................23
Section 4.18.  Statement as to Compliance..........................................24
Section 4.19.  Collection of Indebtedness and Suits for Enforcement
                 by Indenture Trustee..............................................24
Section 4.20.  Representations of the Issuer Regarding the Indenture Trustee's
                 Security Interest.................................................25
Section 4.21.  Covenants of the Issuer Regarding the Indenture Trustee's
                 Security Interest.................................................25
Section 4.22.  Certain Tax Forms and Treatment.....................................26

                                    ARTICLE V

                                      FUNDS

Section 5.01.  Creation and Continuation of Funds and Accounts.....................27
Section 5.02.  Acquisition Fund....................................................28
Section 5.03.  Revenue Fund........................................................29
Section 5.04.  Reserve Fund........................................................29
Section 5.05.  Transfers to Issuer.................................................29
Section 5.06.  Investment of Funds Held by Indenture Trustee.......................30
Section 5.07.  Indenture Trustee's Control over the Trust Accounts.................31
Section 5.08.  Release; Sale of Financed Student Loans.............................31
Section 5.09.  Purchase of Notes...................................................32

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

Section 6.01.  Events of Default Defined...........................................32
Section 6.02.  Remedy on Default; Possession of Trust Estate.......................33
Section 6.03.  Remedies on Default; Advice of Counsel..............................33
Section 6.04.  Remedies on Default; Sale of Trust Estate...........................37
Section 6.05.  Appointment of Receiver.............................................38
Section 6.06.  Restoration of Position.............................................38
Section 6.07.  Purchase of Properties by Indenture Trustee or Holders of the
                 Obligations.......................................................38
Section 6.08.  Application of Sale Proceeds........................................38
Section 6.09.  Accelerated Maturity................................................38
Section 6.10.  Remedies Not Exclusive..............................................38
Section 6.11.  Direction of Indenture Trustee......................................39
Section 6.12.  Right to Enforce in Indenture Trustee...............................39
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Section 6.13.  Physical Possession of Obligations Not Required.....................40
Section 6.14.  Waivers of Events of Default........................................40

                                   ARTICLE VII

                              THE INDENTURE TRUSTEE

Section 7.01.  Acceptance of Trust.................................................40
Section 7.02.  Recitals of Others..................................................41
Section 7.03.  As to Filing of Indenture...........................................41
Section 7.04.  Indenture Trustee May Act Through Agents............................41
Section 7.05.  Indemnification of Indenture Trustee................................42
Section 7.06.  Indenture Trustee's Right to Reliance...............................43
Section 7.07.  Compensation of Indenture Trustee...................................44
Section 7.08.  Indenture Trustee May Own Notes.....................................44
Section 7.09.  Resignation of Indenture Trustee....................................44
Section 7.10.  Removal of Indenture Trustee........................................45
Section 7.11.  Successor Indenture Trustee.........................................45
Section 7.12.  Manner of Vesting Title in Indenture Trustee........................45
Section 7.13.  Reserved............................................................46
Section 7.14.  Reserved............................................................46
Section 7.15.  Limitation with Respect to Examination of Reports...................46
Section 7.16.  Servicing Agreement.................................................46
Section 7.17.  Additional Covenants of Indenture Trustee...........................46
Section 7.18.  Duty of Indenture Trustee with Respect to Rating Agencies...........46
Section 7.19.  Merger of the Indenture Trustee.....................................47
Section 7.20.  Receipt of Funds from Servicer......................................47
Section 7.21.  Special Circumstances Leading to Resignation of Indenture Trustee...47
Section 7.22.  Survival of Indenture Trustee's Rights to Receive Compensation,
                 Reimbursement and Indemnification.................................48
Section 7.23.  Corporate Trustee Required; Eligibility; Conflicting Interests......48
Section 7.24.  Payment of Taxes and Other Governmental Charges.....................48
Section 7.25.  Indenture Trustee May File Proofs of Claim..........................49

                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURES

Section 8.01.  Supplemental Indentures Not Requiring Consent of Holders of the
                 Obligations.......................................................49
Section 8.02.  Supplemental Indentures Requiring Consent of Noteholders............51
Section 8.03.  Additional Limitation on Modification of Indenture..................52
Section 8.04.  Notice of Defaults..................................................52
Section 8.05.  Conformity With the Trust Indenture Act.............................53
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                                   ARTICLE IX

                               GENERAL PROVISIONS
Section 9.01.  Notices.............................................................53
Section 9.02.  Covenants Bind Issuer...............................................54
Section 9.03.  Lien Created........................................................54
Section 9.04.  Severability of Lien................................................54
Section 9.05.  Consent of Holders Binds Successors.................................54
Section 9.06.  Nonliability of Person; No General Obligations......................54
Section 9.07.  Nonpresentment of Notes or Interest Checks..........................55
Section 9.08.  Security Agreement..................................................55
Section 9.09.  Laws Governing......................................................55
Section 9.10.  Severability........................................................55
Section 9.11.  Exhibits............................................................55
Section 9.12.  Non-Business Days...................................................55
Section 9.13.  Parties Interested Herein...........................................56
Section 9.14.  Obligations Are Limited Obligations.................................56
Section 9.15.  Counterparty Rights.................................................56
Section 9.16.  Disclosure of Names and Addresses of Noteholders....................56
Section 9.17.  Aggregate Principal Amount of Obligations...........................56
Section 9.18.  Financed Student Loans..............................................56
Section 9.19.  Limitation of Liability of the Owner Trustee........................56

                                    ARTICLE X

         PAYMENT AND CANCELLATION OF NOTES AND SATISFACTION OF INDENTURE

Section 10.01. Trust Irrevocable...................................................57
Section 10.02. Satisfaction of Indenture...........................................57
Section 10.03. Cancellation of Paid Notes..........................................58

                                   ARTICLE XI

                                   TERMINATION

Section 11.01. Termination of the Trust............................................58
Section 11.02. Notice..............................................................58
Section 11.03. [Optional Purchase of All Financed Student Loans....................59
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                                   ARTICLE XII

                             REPORTING REQUIREMENTS

Section 12.01. Annual Statement as to Compliance...................................59
Section 12.02. Annual Independent Public Accountants' Servicing Report.............59
Section 12.03. Servicer's Certificate..............................................59
Section 12.04. Statements to Noteholders...........................................59
Section 12.05. Certifications For Periodic Reports

EXHIBITS

Exhibit A.........................................................................E-1
Appendix A........................................................................A-1

================================================================================

                                     FORM OF

                               INDENTURE OF TRUST

                                  by and among


                           PHEAA STUDENT LOAN TRUST I

                                       and

                    MANUFACTURERS AND TRADERS TRUST COMPANY,

                              as Indenture Trustee

                           and Eligible Lender Trustee


                           Dated as of _________, 2003

================================================================================

                           PHEAA STUDENT LOAN TRUST I

     Reconciliation and tie between Trust Indenture Act of 1939 and Indenture of Trust dated as of _________, 2003.

  TRUST INDENTURE ACT SECTION          INDENTURE SECTION
-------------------------------       -------------------
Section 310(a)(1)                       [7.23]
(a)(2)                                  [7.23]
(b)                                     [7.23, 7.09, 7.11]
Section 312(b)                          [9.16]
(c)                                     [9.16]
Section 313(c)                          [4.17, 8.04]
Section 314(a)                          [4.17]
(a)(4)                                  [4.18]
Section 315(b)                          [7.04]
Section 317(a)(1)                       [4.19]
(a)(2)                                  [7.25]
Section 318(a)                          [9.09]
(c)                                     [9.09]

----------
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Attention should also be directed to Section 318(c) of the 1939 Act, which provides that the provisions of Sections 310 to and including 317 of the 1939 Act are a part of and govern every qualified indenture, whether or not physically contained therein.

                               INDENTURE OF TRUST

        THIS INDENTURE OF TRUST, dated as of _________, 2003 (this "Indenture"), is by and among PHEAA STUDENT LOAN TRUST I, a Delaware statutory trust (the "Issuer"), MANUFACTURERS AND TRADERS TRUST COMPANY, a New York corporation, as indenture trustee (the "Indenture Trustee"), and as eligible lender trustee (the "Eligible Lender Trustee"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in Appendix A hereto, which also contains rules of usage and construction that shall be applicable herein.

                              W I T N E S S E T H:

        WHEREAS, the Issuer represents that it is duly created as a Delaware statutory trust and that it has duly authorized the execution and delivery of this Indenture, which Indenture provides for, among other things, the payment of student loan asset-backed notes (the "Notes") and payments to any Counterparty (as defined herein), all pursuant to the terms set forth in Supplemental Indentures; and

        WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act" or "TIA"), that are deemed to be incorporated into this Indenture, and shall, to the extent applicable, be governed by such provisions; and

        WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

        WHEREAS, it is hereby agreed between the parties hereto, the Noteholders (the Noteholders evidencing their consent by their acceptance of the Notes) and any Counterparty (the Counterparty evidencing its consent by its execution and delivery of a Derivative Product) that in the performance of any of the agreements of the Issuer herein contained, any obligation the Issuer may thereby incur for the payment of money shall not be a general debt of the Issuer, but shall be secured by and payable solely from the Trust Estate, payable in such order of preference and priority as provided herein;

        NOW, THEREFORE, the Issuer (and, with respect to the legal title to the Financed Student Loans, the Eligible Lender Trustee), in consideration of the premises and acceptance by the Indenture Trustee of the trusts herein created, of the purchase and acceptance of the Notes by the Noteholders, of the execution and delivery of any Derivative Product by a Counterparty and the Issuer and the acknowledgment thereof by the Indenture Trustee, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto agrees as follows for the benefit of the other party and for the benefit of the Noteholders:

                                    ARTICLE I

                                GRANTING CLAUSES

        The Issuer hereby GRANTS, CONVEYS, PLEDGES, TRANSFERS, ASSIGNS AND DELIVERS to the Indenture Trustee, for the benefit of (a) the Noteholders, with that priority set forth in any Supplemental Indenture, on the initial Closing Date, and on each subsequent Closing Date, and (b) any Counterparty (to secure the payment of any and all amounts which may from time to time become due and owing to a Counterparty pursuant to any Derivative Product), all of the Issuer's right, title and interest in and to the moneys, rights, and properties described in the granting clauses A through F below (the "Trust Estate"), as follows:

                                GRANTING CLAUSE A

        Except as expressly provided in a Supplemental Indenture, all of the Financed Student Loans transferred to the Issuer pursuant to the Loan Sale and Contribution Agreements, and all obligations of the Borrowers thereunder;

                                GRANTING CLAUSE B

                  Except as expressly provided in a Supplemental Indenture, the Revenues and proceeds with respect to the Financed Student Loans accrued and paid, in the case of the Initial Financed Student Loans, on or after the Initial Cutoff Date and, with respect to any Additional Financed Student Loans, on or after any Additional Cutoff Date applicable to such Additional Financed Student Loans (other than Revenues otherwise released from the lien of the Trust Estate as provided herein);

                                GRANTING CLAUSE C

        All moneys and investments held in the Funds created under Section 5.01(a) hereof;

                                GRANTING CLAUSE D

        The Servicing Agreement, the Loan Sale and Contribution Agreement and the Administration Agreement as the same relate to Financed Student Loans;

                                GRANTING CLAUSE E

        Any Derivative Product; provided, however, that this Granting Clause E shall not be for the benefit of a Counterparty with respect to its Derivative Product; and

                                GRANTING CLAUSE F

        Any and all other property, rights and interests of every kind or description that from time to time hereafter are granted, conveyed, pledged, transferred, assigned or delivered to the Indenture Trustee as additional security hereunder.

        TO HAVE AND TO HOLD the Trust Estate, whether now owned or held or hereafter acquired, unto the Indenture Trustee and its successors or permitted assigns,

        IN TRUST NEVERTHELESS, upon the terms set forth herein and in any Supplemental Indenture for the benefit and security of all present and future holders of Obligations, in the priority herein and therein described without preference of any Obligation over any other, except as provided herein or therein, and for enforcement of the payment of the Obligations in accordance with their terms, and all other sums payable hereunder (including payments due and payable to any Counterparty) or on the Obligations, and for the performance of and compliance with the obligations, covenants, and conditions of this Indenture and any Supplemental Indenture, as if all the Notes and other Obligations (as defined herein) at any time outstanding had been executed and delivered simultaneously with the execution and delivery of this Indenture;

        THE FOREGOING GRANT is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Obligations, and to secure compliance with the provisions of this Indenture and any Supplemental Indenture and this Indenture constitutes a security agreement under the UCC;

        PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of the Notes and the interest due and to become due thereon, or provide fully for payment thereof as herein provided, at the times and in the manner mentioned in the Notes according to the true intent and meaning thereof, and shall make all required payments into and from the Funds as required under Article V hereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Indenture Trustee sums sufficient to pay or to provide for payment of the entire amount due and to become so due as herein provided (including payments due and payable to any Counterparty), then this Indenture and the rights hereby granted shall cease, terminate and be void; otherwise, this Indenture shall be and remain in full force and effect;

        NOW, THEREFORE, the Indenture Trustee, as trustee on behalf of the Noteholders, acknowledges the grant of the Trust Estate, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Noteholders may be adequately and appropriately protected. It is therefore mutually covenanted and agreed as follows:

                                   ARTICLE II

  NOTE DETAILS, FORM OF NOTES, REDEMPTION OF NOTES AND USE OF PROCEEDS OF NOTES

        Section 2.01. Note Details. The details of each series of Notes authorized pursuant to this Indenture and the Supplemental Indentures, shall be contained in the applicable Supplemental Indenture with respect to such series. Such details shall include, but are not limited to, the principal amount, authorized denomination, dated date, interest rate, principal maturity date, the applicable Due Period, redemption provisions and registration provisions.

        Section 2.02. Execution of Notes. The Notes shall be executed in the name of and on behalf of the Issuer by the manual or facsimile signature of any of its Authorized Officers. Any Note may be signed (manually or by facsimile) or attested on behalf of the Issuer by any person who, at the date of such act, shall hold the proper office, notwithstanding that at the date of authentication, issuance or delivery, such person may have ceased to hold such office.

        Section 2.03. Registration, Transfer and Exchange of Notes; Persons Treated as Noteholders. At all times during the term of this Indenture, there shall be maintained at the office of a registrar appointed by the Issuer (the "Note Registrar") a register (the "Note Register") in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Note Registrar shall provide for the registration of Notes and transfers and exchanges of Notes as herein provided. The Indenture Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Note Registrar for the purpose of registering Notes and transfers and exchanges of Notes as herein provided. The Indenture Trustee may appoint, by a written instrument delivered to the Issuer, any other bank or trust company to act as Note Registrar under such conditions as the Indenture Trustee may prescribe, provided that the Indenture Trustee shall not be relieved of any of its duties or responsibilities hereunder as Note Registrar by reason of such appointment. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Note Registrar. The Issuer, the Depositor, the Servicer, any Noteholder and the Administrator shall have the right to inspect the Note Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Note Registrar as to the information set forth in the Note Register.

        Upon surrender for transfer of any Note at the Corporate Trust Office of the Indenture Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Noteholder or his attorney duly authorized in writing, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like series, subseries, if any, and aggregate principal amount of the same maturity. The Indenture Trustee shall make all appropriate notations on its records, and cause the same to be made on the records of its nominees.

        Notes may be exchanged at the Corporate Trust Office of the Indenture Trustee for a like aggregate principal amount of fully registered Notes of the same series, subseries, if any, interest rate and maturity in authorized denominations. The Issuer shall execute and the Indenture Trustee shall authenticate and deliver Notes that the Noteholder making the exchange is entitled to receive, bearing numbers not contemporaneously outstanding. The execution by the Issuer of any fully registered Note of any authorized denomination shall constitute full and due authorization of such denomination, and the Indenture Trustee shall thereby be authorized to authenticate and deliver such fully registered Note.

        The Indenture Trustee shall not be required to transfer or exchange any Note during the period of 15 Business Days next preceding the mailing of notice of redemption as herein provided. After the giving of such notice of redemption, the Indenture Trustee shall not be required to transfer or exchange any Note, if that Note or a portion thereof has been called for redemption.

        As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Noteholder thereof or his legal representative, but such registration may be changed as hereinabove provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

        The Indenture Trustee shall require any Noteholder requesting the exchange or transfer of any Note to pay any tax or other governmental charge with respect to such exchange or transfer.

        Notwithstanding any provision in this Indenture to the contrary, no Note may be transferred to any plan established and maintained by a State, its political subdivision, or any agency or instrumentality of a State or its political subdivisions for the benefit of its employees or any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

        The provisions of this Section 2.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the transfer of Notes.

        Section 2.04. Additional Restrictions on Transfer of Residual Notes. Notwithstanding anything to the contrary herein, no transfer of a Residual Note or any rights or benefits with respect thereto (including the right to receive principal and interest) shall be permitted unless (i) the Indenture Trustee shall have received an opinion of counsel, at the expense of the transferring Owner, to the effect that such transfer will not cause the Trust to be treated for U.S. federal income tax purposes as an association (or publicly-traded partnership) taxable as a corporation, and will not materially affect the federal income tax treatment of the Noteholders and (ii) such transfer is made pursuant to an effective registration statement under the Securities Act and state securities laws, or is exempt from the registration requirements under the Securities Act and state securities laws.

        The Residual Notes and any beneficial interest therein may not be acquired by or with the assets of (a) employee benefit plans, retirement arrangements, individual retirement accounts or Keogh plans subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or
Section 4975 of the Code, or (b) entities (including insurance company general accounts) whose underlying assets include plan assets by reason of the investment by any such plans, arrangements or accounts in such entities (a "Benefit Plan Investor"). Each transferee of a Residual Note shall be required to represent (a) that it is not a Benefit Plan Investor and is not acquiring such Residual Note with the assets of a Benefit Plan Investor and (b) that if such Residual Note is subsequently deemed to be a plan asset it will dispose of such Residual Note. Each Residual Note shall bear a legend referring to the restrictions contained in this paragraph.

        Section 2.05. Lost, Stolen, Destroyed and Mutilated Notes. Upon receipt by the Indenture Trustee of evidence satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and, in the case of a lost, stolen or destroyed Note, receipt of indemnity satisfactory to the Indenture Trustee, and upon surrender and cancellation of the Note, if mutilated, (a) the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, a new Note of the same series, subseries, if any, interest rate, maturity and denomination in lieu of such lost, stolen, destroyed or mutilated Note or (b) if such lost, stolen, destroyed or mutilated Note shall have matured or have been called for redemption, in lieu of executing and delivering a new Note as aforesaid, the Issuer may pay such Note. Any such new Note shall bear a number not contemporaneously outstanding. The applicant for any such new Note will be required to pay all taxes and governmental charges and all expenses and charges of the Issuer and of the Indenture Trustee in connection with the issuance of such Note. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing conditions are exclusive with respect to the replacement and payment of mutilated, destroyed, lost or stolen Notes.

        Section 2.06. Indenture Trustee's Authentication Certificate. The Indenture Trustee's authentication certificate upon any Notes shall be substantially in the form provided in the Supplemental Indenture authorizing the issuance of such Notes. No Note shall be secured hereby or entitled to the benefit hereof, or shall be valid or obligatory for any purpose, unless a certificate of authentication, substantially in such form, has been duly executed by the Indenture Trustee; and such certificate of the Indenture Trustee upon any Note shall be conclusive evidence and the only competent evidence that such Note has been authenticated and delivered hereunder and under a Supplemental Indenture. The Indenture Trustee's certificate of authentication shall be deemed to have been duly executed by it if manually signed by an authorized officer or signatory of the Indenture Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Notes issued hereunder.

        Section 2.07. Cancellation and Destruction of Notes by the Indenture Trustee. Whenever any Outstanding Notes shall be delivered to the Indenture Trustee for the cancellation thereof pursuant to this Indenture, upon payment of the principal amount and interest represented thereby, or for replacement pursuant to Section 2.03 hereof, such Notes shall be promptly cancelled and, within a reasonable time, cremated or otherwise destroyed by the Indenture Trustee and counterparts of a certificate of destruction evidencing such cremation or other destruction shall be furnished by the Indenture Trustee to the Issuer.

        Section 2.08. Issuance of Notes.

                (a) The Issuer shall have the authority, upon complying with the provisions of this Section 2.08, to issue and deliver from time to time Notes secured by the Trust Estate on a parity with the Senior Notes, the Subordinate Notes, the Junior-Subordinate Notes or the Residual Notes secured hereunder as shall be determined by the Issuer. In addition, the Issuer may enter into any Derivative Products it deems necessary or desirable with respect to any or all of the Notes. The payment of interest and principal on the Residual Notes shall be subordinate to the payment of interest, principal and premium, if any, due on the Senior Notes, Subordinate Notes, and Junior-Subordinate Notes and any payments required to satisfy the Reserve Fund Requirement.

                (b) No Notes shall be authenticated and delivered pursuant to this Indenture until the following conditions have been satisfied:

                        (i) The Issuer and the Indenture Trustee have entered
                into a Supplemental Indenture (which Supplemental Indenture shall not require the approval of the Noteholders of any of the Outstanding Notes or Derivative Products) providing the terms and forms of the proposed Notes as described in Section 2.01 hereof, including the designation of such Notes as Senior Notes, Subordinate Notes, Junior-Subordinate Notes or Residual Notes, the redemption and selection provisions applicable to such Notes, and the Reserve Fund Requirement with respect to such Notes, if any;

                        (ii) The Indenture Trustee shall have received a Rating
                Confirmation from each Rating Agency which has assigned a Rating or Ratings to any Outstanding Notes that such Rating or Ratings will not be reduced or withdrawn as a result of the issuance of the proposed Notes;

                        (iii) The Indenture Trustee shall have received a
                written order from the Issuer to authenticate and deliver the Notes; and

                        (iv) The Indenture Trustee has received an opinion of
                counsel to the effect that all of the foregoing conditions to the issuance of the proposed additional notes (and any other conditions to such actions included in this Indenture or any Supplemental Indenture) have been satisfied.

        Upon the issuance of the proposed Notes, an amount equal to the Reserve Fund Requirement with respect to such Notes, if any, shall be deposited in the Reserve Fund.

                (c) The Indenture Trustee is hereby authorized to set up any additional Funds or Accounts or Subaccounts under this Indenture that it deems necessary or convenient in connection with the issuance and delivery of any Notes.

        Section 2.09. Book-Entry Notes. The Notes, upon original issuance, may, in accordance with the terms of any Supplemental Indenture, be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to the Depository Trust Company, as the initial Clearing Agency, by or on behalf of the Issuer. Any such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Noteholder shall receive a Definitive Note representing such Noteholder's interest in such Notes, except as provided in Section 2.11. Unless and until Definitive Notes have been issued to Noteholders in exchange for any Book-Entry Notes pursuant to Section 2.11:

                (a) the provisions of this Section shall be in full force and effect;

                (b) the Note Registrar and the Indenture Trustee, and their respective directors, officers, employees and agents, may deal with the Clearing Agency for all purposes (including the payment of principal of and interest and other amounts on the Notes) as the authorized representative of the Noteholders;

                (c) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

                (d) the rights of Noteholders shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Noteholders and the Clearing Agency and/or the Clearing Agency Participants; and unless and until Definitive Notes are issued pursuant to Section 2.11, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal and interest in respect of such Notes to such Clearing Agency Participants; and

                (e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders of Notes evidencing a specified percentage of the then outstanding principal amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Noteholders and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

        Section 2.10. Notices to Clearing Agency. Whenever a notice or other communication to Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Noteholders pursuant to Section 2.11, the Indenture Trustee shall give all such notices and communication specified herein to be given to Noteholders to the Clearing Agency.

        Section 2.11. Definitive Notes. If Book-Entry Notes were issued pursuant to a Supplemental Indenture and (i) the Administrator has advised the Indenture Trustee that the Clearing Agency is no longer willing or able to discharge its responsibilities with respect to the Notes, and the Administrator is unable to locate a successor, or (ii) the Administrator at its option has advised the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, then the Indenture Trustee shall cause the Clearing Agency to notify all Noteholders, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Notes to the Noteholders requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the holders of the Definitive Notes as Noteholders.

        Section 2.12. Temporary Notes. Pending the preparation of Definitive Notes, the Issuer may execute and the Indenture Trustee shall authenticate and deliver temporary Notes (the "Temporary Notes"). Temporary Notes shall be issuable as fully registered Notes without coupons, of any denomination, and substantially in the form of the Definitive Notes but with such omissions, insertions and variations as may be appropriate for Temporary Notes, all as may be determined by the Issuer. Every Temporary Note shall be executed by the Issuer and be authenticated by the Indenture Trustee upon the same conditions and in substantially the same manner, and with like effect, as the Definitive Notes. As promptly as practicable the Issuer shall execute and shall furnish Definitive Notes and thereupon Temporary Notes may be surrendered in exchange therefor without charge at the Corporate Trust Office of the Indenture Trustee, and the Indenture Trustee shall authenticate and deliver in exchange for such Temporary Notes a like aggregate principal amount of Definitive Notes. Until so exchanged the Temporary Notes shall be entitled to the same benefits under this Indenture as Definitive Notes.

        Section 2.13. Payment of Principal and Interest; Redemption.

                (a) Each Note shall accrue interest during each Due Period as provided in the applicable Supplemental Indenture and in the form of applicable Note set forth as an exhibit to such Supplemental Indenture, and such interest shall be payable on each Distribution Date applicable to such Note as specified therein.

                (b) The principal of each Note shall be due and payable in installments on each Distribution Date as provided in the applicable Supplemental Indenture and in the form of applicable Note set forth as an exhibit to such Supplemental Indenture

                (c) Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer in accordance with the provisions of this Indenture on the applicable Distribution Date shall be paid to the person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Note Registrar on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.11, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Distribution Date or on the Stated Maturity date with respect to such Note, which shall be payable as provided below.

                (d) Each Note shall be subject to redemption on such terms and conditions as are provided in the Supplemental Indenture applicable to such Note.

                                   ARTICLE III

                 PARITY AND PRIORITY OF LIEN; OTHER OBLIGATIONS;
                             AND DERIVATIVE PRODUCTS

        Section 3.01. Parity and Priority of Lien. The provisions, covenants and agreements herein set forth to be performed by or on behalf of the Issuer shall be for the benefit, protection and security of the Noteholders and any holders of the Obligations. The Obligations shall, regardless of the time or times of their issuance or maturity, have the rank, preference, priority or distinction as expressly provided in this Indenture and any Supplemental Indenture with respect to certain payment and other priorities.

        Section 3.02. Other Obligations. The Issuer shall not issue any Notes, incur any obligations or engage in any activities other than in connection with the purposes and powers of the Issuer as set forth in Section 2.03 of the Trust Agreement.

                (a) The Issuer shall not commingle the amounts on deposit in the Funds established by this Indenture with funds, proceeds, or investments of funds relating to other issues or series of Notes heretofore or hereafter issued, except:

                        (i) to the extent an issue or series of Notes is payable
                from and secured by a common pool of Financed Student Loans as Notes previously issued hereunder; or

                        (ii) to the extent such commingling is required by the
                Indenture Trustee for ease in administration of its duties and responsibilities; provided, however, that should the Indenture Trustee require such permitted commingling, it shall keep complete records in order that the funds, proceeds, or investments under this Indenture may at all times be identified by source and application, and if necessary, separated.

                (b) The Revenues and other moneys, Financed Student Loans, securities, evidences of indebtedness, interests, rights and properties pledged under this Indenture are and will be owned by the Issuer (or the Eligible Lender Trustee) free and clear of any pledge, lien, charge or encumbrance thereon or with respect thereto prior to or of equal rank with the respective liens created by this Indenture, except as otherwise expressly provided herein, and all action on the part of the Issuer to that end has been duly and validly taken. If any Financed Student Loan is found to have been subject to a lien at the time such Financed Student Loan was acquired, the Issuer shall cause such lien to be released, shall purchase such Financed Student Loan from the Trust Estate for a purchase price equal to its principal amount plus any unamortized premium, if any, and interest accrued thereon, or shall replace such Financed Student Loan with another Student Loan with substantially identical characteristics, which replacement Student Loan shall be free and clear of liens at the time of such replacement. Except as otherwise provided herein, the Issuer shall not create or voluntarily permit to be created any debt, lien, or charge on the Financed Student Loans that would be on a parity with or prior to the lien of this Indenture; shall not do or omit to do, or suffer to be done or omitted to be done, any matter or thing whatsoever whereby the lien of this Indenture or the priority of such lien for the Obligations hereby secured might or could be lost or impaired; and will pay or cause to be paid or will make adequate provisions for the satisfaction and discharge of all lawful claims and demands that if unpaid might by law be given precedence to or equality with this Indenture as a lien or charge upon the Financed Student Loans; provided, however, that nothing in this subsection (c) shall require the Issuer to pay, discharge, or make provision for any such lien, charge, claim, or demand so long as the validity thereof shall be contested by it in good faith, unless such nonpayment will endanger the security for the Obligations; and provided further that any subordinate lien hereon (i.e., subordinate to the lien securing the Senior Obligations, the Subordinate Obligations, the Junior-Subordinate Obligations and Residual Obligations) shall be entitled to no payment from the Trust Estate, nor may any remedy be exercised with respect to such subordinate lien against the Trust Estate until all Obligations have been paid or deemed paid hereunder.

        Section 3.03. Derivative Products; Counterparty Derivative Payments; Issuer Derivative Payments. The Issuer hereby authorizes and directs the Indenture Trustee to acknowledge and agree to any Derivative Product hereafter entered into by the Issuer and a Counterparty under which (a) the Issuer may be required to make, from time to time, Issuer Derivative Payments and (b) the Indenture Trustee may receive, from time to time, Counterparty Derivative Payments for the account of the Issuer. No Derivative Product shall be entered into unless (i) the Indenture Trustee shall have received a Rating Confirmation from each Rating Agency that such Derivative Product will not adversely affect the Rating on any of the Notes and (ii) all Issuer Derivative Payments and Counterparty Derivative Payments shall be made on the _____ Business Day immediately preceding a Distribution Date. Anything in this Indenture to the contrary notwithstanding, any Revenues representing Counterparty Derivative Payments shall not be available to make an Issuer Derivative Payment or to pay any other amounts owed to a Counterparty under a Derivative Product.

        No later than the fourth (4th) Business Day immediately preceding each Derivative Payment Date, the Issuer shall give written notice to the Indenture Trustee stating either (a) the amount and payer of any Counterparty Derivative Payment due to be received by the Indenture Trustee for the account of the Issuer on or before such Derivative Payment Date or (b) the amount and payee of any Issuer Derivative Payment to be paid to any Counterparty on or before such Derivative Payment Date. If the Indenture Trustee fails to receive such written notification from the Issuer by the end of the third (3rd) Business Day preceding such Derivative Payment Date, it shall immediately notify the Issuer of such fact in writing.

        On or before each Derivative Payment Date on which a Counterparty Derivative Payment is due pursuant to the applicable Derivative Product in accordance with the written notification received from the Issuer, the Indenture Trustee shall deposit all moneys received representing such Counterparty Derivative Payment in the Revenue Fund to be applied in accordance with the provisions of Section 5.03 hereof. The Indenture Trustee shall notify the Issuer on such Business Day, if (a) the amount received from any Counterparty is not equal to the amount specified in the written notification of the Issuer, (b) no amount is received from such Counterparty or (c) the amount received is not received in immediately available funds.

        On or before any Derivative Payment Date with respect to which an Issuer Derivative Payment is due in accordance with the written notification received from the Issuer or, with respect to a payment due from the Issuer in respect of an early termination date pursuant to the terms of a Derivative Product, the Indenture Trustee shall make payment to the appropriate Counterparty from moneys in the Revenue Fund of the amount of the Issuer Derivative Payment specified in such written notification of the Issuer, due on such date by the deposit or wire transfer of immediately available funds to the credit of the account of such Counterparty specified in such written notification of the Issuer, but only to the extent such payment will not result in a deficiency in the amount due on the next succeeding Note Distribution Date to the holders of any class of Obligations having a priority equal to or higher than the Derivative Product upon which such Issuer Derivative Payment is due.

        If any payment to such a Counterparty described in the paragraph above would result in a deficiency in the amounts required to make payments to the holders of the Obligations referred to in the paragraph above on such Derivative Distribution Date, then the Indenture Trustee shall delay the making of such payment to the Counterparty until the first date on which no deficiency would result from such payment and the Indenture Trustee has been notified in writing to make such payment.

                                   ARTICLE IV

                       PROVISIONS APPLICABLE TO THE NOTES;
                              DUTIES OF THE ISSUER

        Section 4.01. Payment of Principal, Interest and Premium. The Issuer shall duly and punctually pay, but solely from the Trust Estate or any portion thereof specified in a Supplemental Indenture, the principal of and interest, if any, on each and every Obligation issued under the provisions of this Indenture and any Supplemental Indenture at the places, on the dates and in the manner specified herein and in such Obligations and any premium required for the retirement of such Obligations by purchase or redemption according to the true intent and meaning thereof. The Obligations shall be and are hereby declared to be payable from and secured by an irrevocable first lien on and pledge of the properties constituting the Trust Estate, or any portion thereof specified in a Supplemental Indenture, subject to the application thereof as permitted by this Indenture, but, subject to Section 6.07, in no event shall the holders of the Obligations have any right to possession of any Financed Student Loans, which shall be held only by the Indenture Trustee or its agent or bailee.

        Section 4.02. Representations and Warranties of the Issuer. The Issuer represents and warrants that it is duly authorized under the laws of Delaware to create and issue the Notes and to execute and deliver this Indenture and any Derivative Product and to make the pledge to the payment of Notes and any Issuer Derivative Payments hereunder, that all necessary action on the part of the Issuer for the creation and issuance of the Notes and the execution and delivery of this Indenture and any Derivative Product has been duly and effectively taken; and that the Notes in the hands of the Noteholders thereof and the Issuer Derivative Payments are and will be valid and enforceable special limited obligations of the Issuer secured by and payable solely from the Trust Estate.

        Section 4.03. Covenants as to Additional Conveyances. At any and all times, the Issuer will duly execute, acknowledge, and deliver, or will cause to be done, executed, and delivered, all and every such further acts, conveyances, transfers, and assurances in law as the Indenture Trustee shall reasonably require for the better pledging and confirming unto the Indenture Trustee, all and singular, the properties constituting the Trust Estate hereby pledged, or intended to be pledged.

        Section 4.04. Further Covenants of the Issuer.

                (a) The Issuer will cause financing statements and continuation statements with respect thereto at all times to be filed in the office of the Secretary of the State of Delaware and any other jurisdiction necessary to perfect and maintain the security interests granted by the Issuer hereunder.

                (b) The Issuer will duly and punctually keep, observe and perform each and every term, covenant, and condition on its part to be kept, observed, and performed, contained in this Indenture and the other agreements to which the Issuer is a party pursuant to the transactions contemplated herein, and will punctually perform all of its duties required by the Trust Agreement and the laws of Delaware.

                (c) The Issuer shall be operated on the basis of its Fiscal Year, which on the date hereof ends on June 30 of each year.

                (d) The Issuer shall cause to be kept full and proper books of records and accounts, in which full, true, and proper entries will be made of all dealings, business, and affairs of the Issuer which relate to the Notes and any Derivative Product.

                (e) The Issuer, upon written request of the Indenture Trustee, will permit at all reasonable times the Indenture Trustee or its agents, accountants, and attorneys, to examine and inspect the property, books of account, records, reports, and other data relating to the Trust Estate, and will furnish the Indenture Trustee such other information as it may reasonably request. The Indenture Trustee shall be under no duty to make any such examination unless requested in writing to do so by the Noteholders of not less than a majority of the principal amount of the Outstanding Notes, and unless such Noteholders shall have offered the Indenture Trustee security and indemnity satisfactory to it against any costs, expenses and liabilities that might be incurred thereby.

                (f) The Issuer shall cause an annual audit of its books and records to be made by an independent auditing firm of national reputation and file one copy thereof with the Indenture Trustee and each Rating Agency within 90 days after the close of each Fiscal Year. The Indenture Trustee shall be under no obligation to review or otherwise analyze such audit.

                (g) The Issuer covenants that, upon the receipt of the Loan Files by the Issuer or its agent with respect to each of the Financed Student Loans, Issuer shall cause such Loan Files to be delivered to the Custodian or its agent or bailee to be held pursuant to this Indenture and pursuant to the Servicing Agreement or a custodial agreement.

                (h) Notwithstanding anything to the contrary contained herein, except upon the occurrence and during the continuance of an Event of Default hereunder, the Issuer hereby expressly reserves and retains the privilege to receive and, subject to the terms and provisions of this Indenture, to keep or dispose of, claim, bring suits upon or otherwise exercise, enforce or realize upon its rights and interest in and to the Financed Student Loans and the proceeds and collections therefrom, and neither the Indenture Trustee nor any Noteholder shall in any manner be or be deemed to be an indispensable party to the exercise of any such privilege, claim or suit and the Indenture Trustee shall be under no obligation whatsoever to exercise any such privilege, claim or suit; provided, however, that the Custodian shall have and retain possession of the Loan Files with respect to each of the Financed Student Loans pursuant to Section 4.04(g) so long as such loans are subject to the lien of this Indenture.

                (i) The Issuer shall notify the Indenture Trustee and each Rating Agency in writing prior to entering into any Derivative Product and shall not enter into any Derivative Product unless the Indenture Trustee has received a Rating Confirmation.

        Section 4.05. Enforcement of the Servicing and Administration Agreements. Regardless of whether the Issuer is otherwise in default under this Indenture, the Issuer shall comply with and shall require the Servicer and Administrator, as applicable, to comply with the following:

                (a) diligently enforce and take all reasonable steps, actions and proceedings necessary for the enforcement of all terms, covenants and conditions of the Servicing Agreement and Administration Agreement, including the prompt payment of all amounts due the Issuer thereunder, including without limitation all principal and interest payments, and Guarantee Payments which relate to any Financed Student Loans and cause the Servicer to specify whether payments received by it represent principal or interest;

                (b) not permit the release of the obligations of the Servicer or the Administrator under the Servicing Agreement and the Administration Agreement except in conjunction with amendments or modifications permitted by (h) below;

                (c) at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Issuer and of the holders of the Obligations under or with respect to the Servicing Agreement and the Administration Agreement;

                (d) at its own expense, the Issuer shall duly and punctually perform and observe each of its obligations to the Servicer under the Servicing Agreement and to the Administrator under the Administration Agreement, in accordance with the terms thereof;

                (e) the Issuer agrees to give the Indenture Trustee and each Rating Agency prompt written notice of each Servicer Default coming to the Issuer's attention that continues unremedied beyond the expiration of any applicable cure period;

                (f) the Issuer shall not waive any default by the Servicer under the Servicing Agreement or by the Administrator under the Administration Agreement without the written consent of the Indenture Trustee;

                (g) the Issuer shall cause the Servicer to deliver to the Indenture Trustee and the Issuer, on or before March 31, of each year, beginning with March 31, 2004, a certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under the Servicing Agreement has been made under the supervision of the officer signing such certificate and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Issuer shall send copies of such annual certificate of the Servicer to the Indenture Trustee, the Administrator, and each Rating Agency; and

                (h) not consent or agree to or permit any amendment or modification of the Servicing Agreement or the Administration Agreement which will in any manner materially adversely affect the rights or security of the holders of the Obligations. The Issuer shall be entitled to receive and rely upon an opinion of its counsel that any such amendment or modification will not materially adversely affect the rights or security of the holders of the Obligations.

        Section 4.06. Procedures for Transfer of Funds. In any instance where this Indenture requires a transfer of funds or money from one Fund to another, a transfer of ownership in investments or an undivided interest therein may be made in any manner agreeable to the Issuer and the Indenture Trustee, and in the calculation of the amount transferred, interest on the investment which has or will accrue before the date the money is needed in the fund to which the transfer is made shall not be taken into account or considered as money on hand at the time of such transfer.

        Section 4.07. Additional Covenants with Respect to the Higher Education Act. The Issuer covenants that (a) it will cause the Indenture Trustee to be, or replace the Indenture Trustee with, an Eligible Lender under the Higher Education Act, (b) it will acquire or cause to be acquired Student Loans originated and held only by an Eligible Lender, and (c) it will not dispose of or deliver any Financed Student Loans or any security interest in any such Financed Student Loans to any party who is not an Eligible Lender so long as the Higher Education Act or Regulations adopted thereunder require an Eligible Lender to be the owner or holder of Guaranteed Student Loans; provided, however, that nothing above shall prevent the Issuer from delivering the Student Loans to the Servicer or the Guarantee Agency. The holders of the Obligations shall not in any circumstances be deemed to be the owner or holder of the Guaranteed Student Loans.

        The Issuer, or its designated agent, shall be responsible for each of the following actions with respect to the Higher Education Act:

                (a) the Issuer, or its designated agent, shall be responsible for dealing with the Secretary with respect to the rights, benefits and obligations under the Certificates of Insurance and the Contract of Insurance, and the Issuer shall be responsible for dealing with the Guarantee Agencies with respect to the rights, benefits and obligations under the Guarantee Agreements with respect to the Financed Student Loans;

                (b) the Issuer, or its designated agent, shall cause to be diligently enforced, and shall cause to be taken all reasonable steps, actions and proceedings necessary or appropriate for the enforcement of all terms, covenants and conditions of all Financed Student Loans and agreements in connection therewith, including the prompt payment of all principal and interest payments and all other amounts due thereunder;

                (c) the Issuer, or its designated agent, shall cause the Financed Student Loans to be serviced by entering into the Servicing Agreement or other agreement with the Servicer for the collection of payments made for, and the administration of the accounts of, the Financed Student Loans;

                (d) the Issuer, or its designated agent, shall comply, and shall cause all of its officers, directors, employees and agents to comply, with the provisions of the Higher Education Act and any regulations or rulings thereunder, with respect to the Financed Student Loans; and

                (e) the Issuer, or its designated agent, shall cause the benefits of the Guarantee Agreements, the Interest Subsidy Payments and the Special Allowance Payments to flow to the Indenture Trustee. The Indenture Trustee shall have no liability for actions taken at the direction of the Issuer, except for negligence or willful misconduct in the performance of its express duties hereunder. The Indenture Trustee shall have no obligation to administer, service or collect the loans in the Trust Estate or to maintain or monitor the administration, servicing or collection of such loans.

        The Indenture Trustee shall not be deemed to be the designated agent for the purposes of this Section 4.07 unless it has agreed in writing to be such agent.

        Section 4.08. Financed Student Loans; Collections Thereof; Assignment Thereof. The Issuer, through the Servicer, shall diligently collect all principal and interest payments on all Financed Student Loans, and all Interest Benefit Payments, insurance, guarantee and default claims and Special Allowance Payments which relate to such Financed Student Loans. The Issuer shall cause the filing and assignment of such claims (prior to the timely filing deadline for such claims under the Regulations) by the Servicer. The Issuer will comply with the Higher Education Act and Regulations that apply to the Program and to such Financed Student Loans.

        Section 4.09. Opinions as to Indenture Trust Estate.

                (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee and any Counterparties an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any Supplemental Indentures hereto, and any other requisite documents, and with respect to the filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

                (b) On or before March 31, in each calendar year, beginning in 2004, the Issuer shall furnish to the Indenture Trustee and any Counterparties an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any Supplemental Indentures hereto and any other requisite documents and with respect to the filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any Supplemental Indentures hereto and any other requisite documents and the filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until March 31 in the following calendar year.

        Section 4.10. Appointment of Agents, Etc. The Issuer shall employ and appoint all employees, agents, consultants and attorneys that it may consider necessary.

        Section 4.11. Capacity to Sue. During the term of this Agreement, the Issuer shall take all actions necessary or desirable to ensure that it maintains the power and capacity to sue and to be sued on matters arising out of or relating to the financing of the Financed Student Loans.

        Section 4.12. Continued Existence; Successor to Issuer. The Issuer agrees that it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises as a Delaware statutory trust, except as otherwise permitted by this Section 4.12. The Issuer further agrees that it will not (a) sell, transfer or otherwise dispose of all or substantially all, of its assets (except Financed Student Loans if such sale, transfer or disposition will discharge this Indenture in accordance with Article IX hereof); (b) consolidate with or merge into another entity; or (c) permit one or more other corporations or entities to consolidate with or merge into it. The preceding restrictions in (a), (b) and (c) shall not apply to a transaction if
(x) the transferee or the surviving or resulting corporation or entity, if other than the Issuer, by proper written instrument for the benefit of the Indenture Trustee, irrevocably and unconditionally assumes the obligation to perform and observe the agreements and obligations of the Issuer under this Indenture, and
(y) the Issuer has received a Rating Confirmation regarding such transaction.

        If a transfer is made as provided in this Section 4.12, the provisions of this Section 4.12 shall continue in full force and effect and no further transfer shall be made except in compliance with the provisions of this Section 4.12.

        Section 4.13. Amendment of Loan Sale and Contribution Agreement. The Issuer shall notify the Indenture Trustee in writing of any proposed amendments to any existing Loan Sale and Contribution Agreement. No such amendment shall become effective unless and until the Indenture Trustee consents thereto in writing. The consent of the Indenture Trustee shall not be unreasonably withheld and shall not be withheld if the Indenture Trustee receives an opinion of counsel reasonably acceptable to it that such an amendment is required by the Higher Education Act and is not materially prejudicial to the holders of the Obligations. Notwithstanding the foregoing, however, the Indenture Trustee shall consent to an amendment from time to time so long as (a) it is not materially prejudicial to the interests of the holders of the Obligations, and the Indenture Trustee may rely on an opinion of counsel to such effect, or (b) it has received a Rating Confirmation. The Indenture Trustee shall not be required to execute any amendment that affects its rights, duties, immunities or indemnities.

        Section 4.14. Representations; Negative Covenants.

                (a) The Issuer hereby makes the following representations and warranties to the Indenture Trustee on which the Indenture Trustee relies in authenticating the Notes and on which the Noteholders have relied in purchasing the Notes. Such representations and warranties shall survive the pledge of the Trust Estate to the Indenture Trustee pursuant to this Indenture.

                        (i) Organization and Good Standing. The Issuer is duly
                organized and validly existing under the laws of Delaware, and has the power to own its assets and to transact the business in which it presently engages.

                        (ii) Due Qualification. The Issuer is duly qualified to
                do business and is in good standing, and has obtained all material necessary licenses and approvals, in all jurisdictions where the failure to be so qualified, have such good standing or have such licenses or approvals would have a material adverse effect on the Issuer's business and operations or in which the actions as required by this Indenture require or will require such qualification.

                        (iii) Authorization. The Issuer has the power, authority
                and legal right to execute, deliver and perform this Indenture and to pledge the Trust Estate to the Indenture Trustee, and the execution, delivery and performance of this Indenture and the pledge of the Trust Estate to the Indenture Trustee have been duly authorized by the Issuer.

                        (iv) Binding Obligation. This Indenture, assuming due
                authorization, execution and delivery by the Indenture Trustee, constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity.

                        (v) No Violation. The consummation of the transactions
                contemplated by this Indenture and the fulfillment of the terms hereof does not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the organizational documents of the Issuer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which it is bound, or, except as provided in this Indenture, result in the creation or imposition of any lien upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Indenture, nor violate any law or any order, rule or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Issuer or any of its properties.

                        (vi) No Proceedings. There are no proceedings,
                injunctions, writs, restraining orders or investigations to which the Issuer or any of its affiliates is a party pending, or, to the best of its knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Indenture, (B) seeking to prevent the issuance of any Notes or the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, this Indenture.

                        (vii) Approvals. All approvals, authorizations,
                consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required on the part of the Issuer in connection with the execution and delivery of this Indenture have been taken or obtained on or prior to the Closing Date.

                        (viii) Place of Business. The Issuer's place of business
                and office is located at 1200 North Seventh Street, Harrisburg, Pennsylvania 17102.

                        (ix) Taxes. The Issuer has filed (or caused to be filed)
                all federal, state, county, local and foreign income, franchise and other tax returns required to be filed by it through the date hereof, and has paid all taxes reflected as due thereon. There is no pending dispute with any taxing authority that, if determined adversely to the Issuer, would result in the assertion by any taxing authority of any material tax deficiency, and the Issuer has no knowledge of a proposed liability for any tax year to be imposed upon its properties or assets for which there is not an adequate reserve reflected in its current financial statements.

                        (x) Legal Name. The legal name of the Issuer is "PHEAA
                Student Loan Trust I" and has not changed since its inception. The Issuer has no tradenames, fictitious names, assumed names or "dba's" under which it conducts its business and has made no filing in respect of any such name.

                        (xi) Business Purpose. The Issuer has acquired the
                Financed Student Loans conveyed to it under a Loan Sale and Contribution Agreement for a bona fide business purpose and has undertaken the transactions contemplated herein as principal rather than as an agent of any other person. The Issuer has adopted and operated consistently with all formalities with respect to its operations and has engaged in no other activities other than those specified in this Indenture and the Loan Sale and Contribution Agreement and in accordance with the transactions contemplated herein and therein.

                        (xii) Compliance With Laws. The Issuer is in compliance
                with all applicable laws and regulations with respect to the conduct of its business and has obtained and maintains all permits, licenses and other approvals as are necessary for the conduct of its operations.

                        (xiii) Valid Business Reasons; No Fraudulent Transfers.
                The transactions contemplated by this Indenture are in the ordinary course of the Issuer's business and the Issuer has valid business reasons for pledging the Trust Estate pursuant to this Indenture. At the time of each such pledge: (A) the Issuer pledged the Trust Estate to the Indenture Trustee without any intent to hinder, delay, or defraud any current or future creditor of the Issuer; (B) the Issuer was not insolvent and did not become insolvent as a result of any such pledge; (C) the Issuer was not engaged and was not about to engage in any business or transaction after which its remaining capital was or would have been unreasonably small or after which its remaining assets are or would be unreasonably small in relation to its business or the transaction; (D) the Issuer did not intend to incur, and did not believe, nor should the Issuer have reasonably believed, that it would incur debts beyond its ability to pay as they become due; and (E) the consideration received by the Issuer for the pledge of the Trust Estate was reasonably equivalent to the value of the related pledge.

                        (xiv) No Management of Affairs of Depositor. The
                Depositor is not and will not be involved in the day-to-day management of the Issuer.

                        (xv) Ability to Perform. There has been no material
                impairment in the ability of the Issuer to perform its obligations under this Indenture.

                        (xvi) Financial Condition. No material adverse change
                has occurred in the Issuer's financial status since the date of its formation.

                        (xvii) Event of Default. No Event of Default has
                occurred and no event has occurred that, with the giving of notice, the passage of time, or both, would become an Event of Default.

                        (xviii) Acquisition of Financed Student Loans Legal. The
                Issuer has complied with all applicable federal, state and local laws and regulations in connection with its acquisition of the Financed Student Loans from the Depositor.

                        (xix) No Material Misstatements or Omissions. No
                information, certificate of an officer, statement furnished in writing or report delivered to the Indenture Trustee, the Servicer or any Noteholder by the Issuer contains any untrue statement of a material fact or omits a material fact necessary to make such information, certificate, statement or report not misleading.

                (b) The Issuer will not, so long as any Obligations are
        Outstanding:

                        (i) sell, transfer, exchange or otherwise dispose of any
                portion of the Trust Estate except as expressly permitted by this Indenture;

                        (ii) claim any credit on, or make any deduction from,
                the principal amount of any of the Notes by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;

                        (iii) except as otherwise provided herein, dissolve or
                liquidate in whole or in part, except with the prior written consent of the Indenture Trustee, and to the extent Notes remain Outstanding, approval of the Noteholders and the receipt of a Rating Confirmation;

                        (iv) permit the validity or effectiveness of this
                Indenture, any Supplemental Indenture or any pledge hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby;

                        (v) except as otherwise provided herein, permit any
                lien, charge, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof;

                        (vi) permit the lien of this Indenture not to constitute
                a valid first priority, perfected security interest in the Trust Estate;

                        (vii) incur or assume any indebtedness or guarantee any
                indebtedness of any Person whether secured by any Financed Student Loans under this Indenture or otherwise, except for such obligations as may be incurred by the Issuer in connection with the issuance of the Obligations pursuant to this Indenture and unsecured trade payables in the ordinary course of its business;

                        (viii) except as otherwise provided or contemplated in
                Section 4.22(a), operate such that it would be consolidated for tax purposes with any affiliate and its separate existence disregarded in any federal or state proceeding;

                        (ix) act as agent of the Depositor or allow the
                Depositor to act as its agent;

                        (x) allow the Depositor or any other affiliate to pay
                its expenses, guarantee its obligations or advance funds to it for payment of expenses;

                        (xi) consent to the appointment of a conservator or
                receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of its property; or

                        (xii) admit in writing its inability to pay its debts
                generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

                (c) The Issuer makes the following representations and warranties as to the Trust Estate which is pledged to the Indenture Trustee hereunder and on which the Indenture Trustee relies in accepting the Trust Estate. Such representations and warranties shall survive the pledge of the Trust Estate to the Indenture Trustee pursuant to this Indenture.

                        (i) Financed Student Loans. Notwithstanding the
                definition of "Student Loans" herein, the Issuer covenants to acquire only Student Loans that meet the criteria set forth in the Loan Sale and Contribution Agreements, and with respect to which, none shall be delinquent by more than 120 days on the applicable Financed Student Loan Closing Date. In addition, the Issuer covenants that no more than [__]% of each purchase of Student Loans will be made up of Student Loans delinquent by more than [thirty (30)] days on the applicable Financed Student Loan Closing Date.

                        (ii) Schedule of Financed Student Loans. The information
                set forth in each Schedule of Financed Student Loans is true and correct in all material respects as of the opening of business on the Closing Date.

                        (iii) Grant. It is the intention of the Issuer that the
                transfer herein contemplated constitutes a pledge of the Financed Student Loans to the Indenture Trustee.

                        (iv) All Filings Made. All filings (including, without
                limitation, UCC filings) necessary in any jurisdiction to give the Indenture Trustee a first priority perfected security interest in the Trust Estate, including the Financed Student Loans, have been made no later than the Closing Date and copies of the file-stamped financing statements shall be delivered to the Indenture Trustee within five (5) Business Days after receipt by the Issuer or its agent from the appropriate secretary of state. The Issuer has not caused, suffered or permitted any lien, pledges, offsets, defenses, claims, counterclaims, charges or security interest with respect to the promissory notes relating to the Financed Student Loans (other than the security interest created in favor of the Indenture Trustee) to be created.

                        (v) Transfer Not Subject to Bulk Transfer Act. Each
                pledge of the Financed Student Loans by the Issuer pursuant to this Indenture is not subject to the bulk transfer act or any similar statutory provisions in effect in any applicable jurisdiction.

                        (vi) No Transfer Taxes Due. Each pledge of the Financed
                Student Loans (including all payments due or to become due thereunder) by the Issuer pursuant to this Indenture is not subject to and will not result in any tax, fee or governmental charge payable by the Issuer or the Depositor to any federal, state or local government.

        Section 4.15. Additional Covenants. So long as any of the Notes are
Outstanding:

                (a) The Issuer shall not engage in any business or activity other than in connection with the activities contemplated hereby and in the Loan Sale and Contribution Agreements, and in connection with the issuance of Notes.

                (b) The Issuer shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity except as otherwise provided herein.

                (c) The funds and other assets of the Issuer shall not be commingled with those of any other individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                (d) The Issuer shall not be, become or hold itself out as being liable for the debts of any other party.

                (e) The Issuer shall act solely in its own name and through its duly authorized officers in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

                (f) The Issuer shall maintain its records and books of account and shall not commingle its records and books of account with the records and books of account of any other Person. The books of the Issuer may be kept (subject to any provision contained in the statutes) inside or outside of Delaware at such place or places as may be designated from time to time by the Issuer.

                (g) All actions of the Issuer shall be taken by a duly Authorized Officer or agent of the Issuer.

                (h) The Issuer shall not amend, alter, change or repeal any provision contained in this Section 4.15 without (i) the prior written consent of the Indenture Trustee and (ii) a Rating Confirmation (a copy of which shall be provided to the Indenture Trustee).

                (i) The Issuer shall not amend the Trust Agreement without first obtaining the prior written consent of each Rating Agency.

                (j) All audited financial statements of the Issuer that are consolidated with those of any affiliate thereof will contain detailed notes clearly stating that (i) all of the Issuer's assets are owned by the Issuer, and (ii) the Issuer is a separate entity with creditors who have received security interests in the Issuer's assets.

                (k) The Issuer will strictly observe legal formalities in its dealings with the Depositor or any affiliate thereof, and funds or other assets of the Issuer will not be commingled with those of the Depositor or any other affiliate thereof. The Issuer shall not maintain joint bank accounts or other depository accounts to which the Depositor or any other affiliate has independent access. None of the Issuer's funds will at any time be pooled with any funds of the Depositor or any other affiliate.

                (l) The Issuer will maintain an arm's length relationship with the Depositor or the Seller (and any affiliate). Any Person that renders or otherwise furnishes services to the Issuer will be compensated by the Issuer at market rates for the services such Person renders or otherwise furnishes to the Issuer except as otherwise provided in this Indenture. Except as contemplated in this Indenture or the Loan Sale and Contribution Agreement, the Issuer will not hold itself out to be responsible for the debts of the Depositor or the decisions or actions respecting the daily business and affairs of the Depositor.

        Section 4.16. Providing of Notice. The Issuer, upon learning of any failure on its part to observe or perform in any material respect any covenant, representation or warranty of the Issuer set forth in this Indenture or the Loan Sale and Contribution Agreement, or of any failure on the part of the Depositor to observe or perform in any material respect any covenant, representation or warranty of the Depositor set forth in the Loan Sale and Contribution Agreement, shall promptly notify the Indenture Trustee, the Servicer and each Rating Agency of such failure.

        Section 4.17. Reports by Issuer. The Issuer will:

                (a) file with the Indenture Trustee, within fifteen (15) days after the Issuer is required to file the same with the Commission, copies of the Periodic Reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission;

                (b) file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                (c) transmit by mail to the Noteholders, within 30 days after the filing thereof with the Indenture Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (a) and (b) of this Section 4.17 as may be required by rules and regulations prescribed from time to time by the Commission.

        Section 4.18. Statement as to Compliance. The Issuer will deliver to the Indenture Trustee, within ninety (90) days after the end of each Fiscal Year, a brief certificate from an Authorized Officer as to his or her knowledge of the Issuer's compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section 4.18, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

        Section 4.19. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. The Issuer covenants that if:

                (a) default is made in the payment of any installment of interest, if any, on any Notes when such interest becomes; or

                (b) default is made in the payment of the principal of and premium, if any, on any Notes at their Maturity,

then the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Noteholders, but only out of the Trust Estate, the whole amount then due and payable on such Notes for scheduled payments of principal and premium, if any, and scheduled interest payments, with interest upon any such overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon any such overdue installments of interest, if any, at the rate or rates borne by or provided for in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

        If the Issuer fails to pay such amounts forthwith upon such demand, the Indenture Trustee, in its own name and as Indenture Trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon such Notes of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer (but only out of the Trust Estate) or any other obligor upon such Notes, wherever situated.

        If an Event of Default with respect to Notes occurs and is continuing of which a Responsible Officer has actual knowledge, the Indenture Trustee may, after being indemnified to its satisfaction and in its discretion, proceed to protect and enforce its rights and the rights of the holders of the Obligations by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

        Section 4.20. Representations of the Issuer Regarding the Indenture Trustee's Security Interest. The Issuer hereby represents and warrants for the benefit of the Indenture Trustee and the holders of the Obligations as follows:

                (a) This Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code in effect in the State of Delaware) in the Financed Student Loans in favor of the Indenture Trustee, which security interest is prior to all other liens, charges, security interests, mortgages or other encumbrances, and is enforceable as such as against creditors of and purchasers from Issuer.

                (b) Pursuant to the Higher Education Act, the Financed Student Loans constitute "accounts" within the meaning of the applicable UCC.

                (c) Issuer owns and has good and marketable title to the Financed Student Loans free and clear of any lien, charge, claim, security interest, pledge or other encumbrance of any Person other than those granted pursuant to this Indenture.

                (d) Issuer has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Financed Student Loans granted to the Indenture Trustee hereunder.

                (e) All executed copies of each promissory note that constitute or evidence the Financed Student Loans have been delivered to the Custodian.

                (f) Issuer has received a written acknowledgment from each Custodian that such Custodian is holding the promissory notes that constitute or evidence the Financed Student Loans solely on behalf and for the benefit of the Indenture Trustee.

                (g) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Financed Student Loans. Issuer has not authorized the filing of and is not aware of any financing statements against Issuer that include a description of collateral covering the Financed Student Loans other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or relating to a security interest that has been terminated or released. Issuer is not aware of any judgment or tax lien filings against Issuer.

         The representations and warranties set forth in this section shall survive the termination of this Indenture.

        Section 4.21. Covenants of the Issuer Regarding the Indenture Trustee's Security Interest. The Issuer hereby covenants for the benefit of the Indenture Trustee and the holders of the Obligations to take, and to cause the Servicer to take, all steps necessary and appropriate to maintain the perfection and priority of the Indenture Trustee's security interest in the Financed Student Loans.

        Section 4.22. Certain Tax Forms and Treatment.

                (a) The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for so long as all of the equity interests of the Issuer are held by the Depositor, for federal and state income tax purposes, (i) the Issuer will be disregarded as an entity separate from the Depositor, and (ii) the Notes will qualify as indebtedness of the Depositor secured by the Trust Estate. The Issuer, the Owner Trustee, the Depositor, and the Indenture Trustee, by entering into this Indenture, and each Noteholder (except to the extent otherwise provided in any Supplemental Indenture), by its acceptance of a Note, agree to treat the Notes as indebtedness for federal and state income tax purposes and further agree not to take any action inconsistent with such treatment, unless required by law.

                (b) Each Noteholder, by its acceptance of a Note, acknowledges and agrees that, notwithstanding any other provision of this Indenture, the Issuer and the Indenture Trustee shall comply with all United States withholding requirements with respect to payments to Noteholders of interest, original issue discount or other amounts that the Issuer or the Indenture Trustee reasonably believes are applicable under the Code. The consent of Noteholders shall not be required for such withholding.

                (c) The Indenture Trustee shall request and use its best efforts to obtain from each Noteholder and, if required by law, any beneficial owner of a Note, and shall timely furnish to the Issuer or its agents, and each Noteholder, by its acceptance of a Note, agrees to provide to the Indenture Trustee, all U.S. federal income tax forms or certifications that the Issuer or its agents may reasonably request and shall update or replace such forms or certifications in accordance with all applicable laws, rules and regulations.

                (d) Each Noteholder who or which is not a "United States person" as defined in the Code for United States federal income tax purposes, by its acceptance of a Note, agrees that, on or prior to the date such Person becomes a Noteholder, such Person shall (A) so notify the Issuer, the Indenture Trustee and any applicable paying agent, and (B) (i) provide the Indenture Trustee and such paying agent with any U.S. federal income tax form or certification (such as IRS Form W-8BEN (Certification of Foreign Status as Beneficial Owner), Form W-8IMY (Certification of Foreign Intermediary Status) with all appropriate attachments, IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms), as appropriate, or (ii) notify the Issuer, the Indenture Trustee and such paying agent that it is not entitled to an exemption from United States withholding tax or a reduction in the rate thereof on payments of interest, original issue discount or other amounts. Each such Noteholder agrees, by its acceptance of a Note, on an ongoing basis, to provide like certification for each taxable year and to notify the Issuer, the Indenture Trustee and any applicable paying agent should subsequent circumstances arise affecting the information provided to the Issuer, the Indenture Trustee or such paying agent in clauses (A) and (B) above. The Issuer, the Indenture Trustee and any applicable paying agent shall be fully protected in relying upon, and each Noteholder, by its acceptance of a Note, agrees to indemnify and hold the Issuer, the Indenture Trustee and such paying agent harmless against all claims or liability of any kind arising in connection with or related to the Issuer's, the Indenture Trustee's and such paying agent's reliance upon, any documents, forms or information provided by such Noteholder to the Issuer, the Indenture Trustee or the paying agent.

                (e) None of the Issuer, the Owner Trustee, the Depositor, or the Indenture Trustee shall cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

                (f) Notwithstanding anything to the contrary herein, no transfer of a beneficial interest in the Residual Notes or any rights or benefits with respect thereto (including the right to receive distributions) shall be permitted unless the Indenture Trustee shall have received an Opinion of Counsel, at the expense of the transferor, to the effect that such transfer will not cause the Issuer to be treated for U.S. federal income tax purposes as an association (or publicly-traded partnership) taxable as a corporation, and will not adversely affect the federal income tax treatment of the Noteholders (other than the holder of the Residual Notes) in any material respect.

                (g) The Administrator shall on behalf of the Issuer prepare, execute and timely file (or cause to be prepared, appropriately executed and timely filed) all federal, state and local tax and information returns, reports, information, statements and schedules required to be filed by or in respect of the Issuer, in accordance with this Indenture of Trust and as may be required under applicable tax laws.

                (h) The Issuer intends to treat the transactions contemplated by the Loan Sale and Contribution Agreement as an absolute sale, and not a pledge, of the Financed Student Loans from the Depositor for financial accounting purposes. For so long as all of the equity interests of the Issuer are held by the Depositor, the Issuer and the Depositor intend to treat (i) the Notes as indebtedness of the Depositor, and (ii) the assets of the Issuer as assets owned by the Depositor, in each case, solely for U.S. federal and state income tax purposes, but not for financial accounting or state law purposes.

                                    ARTICLE V

                                      FUNDS

        Section 5.01. Creation and Continuation of Funds and Accounts.

        There are hereby created and established the following Funds to be held and maintained by the Indenture Trustee for the benefit of the holders of the
Obligations:

                (i) Acquisition Fund;

                (ii) Revenue Fund; and

                (iii) Reserve Fund.

        The Indenture Trustee is hereby authorized for the purpose of facilitating the administration of the Trust Estate and for the administration of any Notes issued hereunder to create further Accounts or Subaccounts in any of the various Funds and Accounts established hereunder which are deemed necessary or desirable.

        Section 5.02. Acquisition Fund. There shall be deposited into the Acquisition Fund moneys from proceeds of any Notes. The Financed Student Loans purchased with such proceeds shall be pledged to the Indenture Trustee and accounted for as a part of the Trust Estate and the Acquisition Fund.

        Moneys on deposit in the Acquisition Fund shall be used, upon Issuer Order, solely to pay costs of issuance of the Notes, to redeem Notes in accordance with the provisions of any Supplemental Indenture, and, upon receipt by the Indenture Trustee of a Student Loan Acquisition Certificate, to acquire Student Loans at a price that would permit the results of Cash Flows provided to each Rating Agency on any Closing Date to be sustained as certified to the Indenture Trustee on the Student Loan Acquisition Certificate; provided that such price may be increased if a Rating Confirmation is obtained, based on new Cash Flows containing such assumptions as the Issuer shall reasonably determine. Any such Issuer Order or Student Loan Acquisition Certificate shall state that such proposed use of moneys in the Acquisition Fund is in compliance with the provisions of this Indenture. If the Issuer determines that all or any portion of such moneys cannot be so used, then an Authorized Officer of the Issuer may, by Issuer Order, direct the Indenture Trustee to redeem Notes in accordance with any Supplemental Indenture.

        Notwithstanding the foregoing, if on any Distribution Date there are not sufficient moneys on deposit in the Revenue Fund to make the transfers from the Revenue Fund required by any Supplemental Indenture, then an amount equal to any such deficiency may, upon Issuer Order, be transferred directly from the Acquisition Fund, to the extent of funds therein, to the Revenue Fund.

        Although the Issuer will be the beneficial owner of the Financed Student Loans and the holders of the Obligations will have a security interest therein, it is understood and agreed that the Eligible Lender Trustee will be the legal owner thereof and the Indenture Trustee will have a security interest in such Financed Student Loans for and on behalf of the holders of the Obligations. The promissory notes and other similar evidence of indebtedness of a Borrower with respect to a Financed Student Loan will be held in the name of the Eligible Lender Trustee for the account of the Issuer, for the benefit of the holders of the Obligations. In the case of a single Financed Student Loan evidenced by a separate note, each such note shall be held in the name of the Eligible Lender Trustee for the account of the Issuer, for the benefit of the Noteholders. In the case of a Financed Student Loan evidenced by a Master Promissory Note, the Issuer shall notify the holder of the original Master Promissory Note to indicate by book entry on its books and records that the Issuer is the owner of the Financed Student Loan and that the Indenture Trustee has a security interest in the Financed Student Loan for the benefit of the Noteholders.

        Section 5.03. Revenue Fund.

                (a) The Indenture Trustee shall deposit into the Revenue Fund all Revenue collected by the Servicer from Financed Student Loans, all other Revenue derived from moneys or assets on deposit in the Acquisition Fund and the Reserve Fund, all Counterparty Derivative Payments, and any other amounts required to be deposited therein.

                        (i) On each Distribution Date, Monthly Allocation Date,
                Derivative Payment Date, or other date specified in any Supplemental Indenture, money in the Revenue Fund shall be used and transferred to other funds or Persons in the order of precedence set forth in the Supplemental Indentures (any money not so transferred or paid shall remain in the Revenue Fund until subsequently applied in accordance with the Supplemental Indentures or to the extent not otherwise addressed therein, shall be distributed to the holder of the Residual Interest upon payment of amounts due on the Obligations and all other expenses of the Trust.

        Section 5.04. Reserve Fund.

                (a) The Indenture Trustee shall deposit to the Reserve Fund on each Closing Date, the amount, if any, specified in each Supplemental Indenture. On each Distribution Date, to the extent there are insufficient moneys in the Revenue Fund to make the transfers required by any Supplemental Indenture, then, the amount of such deficiency shall be paid directly from amounts then on deposit in the Reserve Fund to the extent that such deficiency has not been paid from the Acquisition Fund or any other funds established for such purpose pursuant to any Supplemental Indenture.

                (b) Money in the Reserve Fund may be used to pay principal shortages on the Notes [only] on the date of their Maturity.

                (c) Money in the Reserve Fund may also be used to fund Add-on Consolidation Loans during the related Add-on Period.

                (d) An amount specified in a Supplemental Indenture may be withdrawn from the Reserve Fund, free from the lien of the Indenture on the dates described therein.

                (e) If the Reserve Fund is used for any of the purposes described in Section 5.04(a)-(d) hereof, the Indenture Trustee shall restore the Reserve Fund to the Reserve Fund Requirement with respect thereto by transfers from the Revenue Fund on the next Distribution Date pursuant to the Revenue Fund transfer provisions of any Supplemental Indenture. If the full amount required to restore the Reserve Fund to the applicable Reserve Fund Requirement is not available in the Revenue Fund on such next succeeding Distribution Date, the Indenture Trustee shall continue to transfer funds from the Revenue Fund as they become available in accordance with the Revenue Fund transfer provisions of any Supplemental Indenture until the deficiency in the Reserve Fund has been eliminated.

                (f) On any day that the amount in the Reserve Fund exceeds the Reserve Fund Requirement with respect thereto, the Indenture Trustee, at the direction of the Issuer, shall transfer the excess to the Revenue Fund.

                (g) On the date of redemption of all of the Outstanding Notes, at the direction of the Issuer, the Indenture Trustee shall transfer all amounts in the Reserve Fund to the Revenue Fund.

        Notwithstanding (e) above, if at any time the balance in the Reserve Fund, together with other available funds of the Issuer on deposit with the Indenture Trustee under this Indenture or any Supplemental Indenture shall be sufficient to retire [all][certain series] of Notes then Outstanding, such balance may be applied at the direction of the Issuer to retire [all][certain series of] such Outstanding Notes.

        Section 5.05. Investment of Funds Held by Indenture Trustee. The Indenture Trustee shall invest money held for the credit of any Fund or Account or Subaccount held by the Indenture Trustee hereunder as directed in writing by an Authorized Officer of the Issuer, to the fullest extent practicable and reasonable, in Eligible Investments which shall mature or be redeemed prior to the respective dates when the money held for the credit of such Fund or Account will be required for the purposes intended. In the absence of any such direction and to the extent practicable, the Indenture Trustee shall invest amounts held hereunder in those Eligible Investments described in clause (a) of the definition of the Eligible Investments. The Indenture Trustee and the Issuer hereby agree that unless an Event of Default shall have occurred hereunder, the Issuer acting by and through an Authorized Officer shall be entitled to, and shall, provide written direction or oral direction confirmed in writing to the Indenture Trustee with respect to any discretionary acts required or permitted of the Indenture Trustee under any Eligible Investments and the Indenture Trustee shall not take such discretionary acts without such written direction.

        The Eligible Investments purchased shall be held by the Indenture Trustee and shall be deemed at all times to be part of such Fund or Account or Subaccounts or combination thereof, and the Indenture Trustee shall inform the Issuer of the details of all such investments. Upon direction in writing from an Authorized Officer of the Issuer, the Indenture Trustee shall use its best efforts to sell at the best price obtainable, or present for redemption, any Eligible Investments purchased by it as an investment whenever it shall be necessary to provide money to meet any payment from the applicable Fund. The Indenture Trustee shall advise the Issuer in writing, on or before the fifteenth
(15th) day of each calendar month (or such later date as reasonably consented to by the Issuer), of all investments held for the credit of each Fund in its custody under the provisions of this Indenture as of the end of the preceding month and the value thereof, and shall list any investments which were sold or liquidated for less than their Value at the time thereof.

        Money in any Fund constituting a part of the Trust Estate may be pooled for the purpose of making investments and may be used to pay accrued interest on Eligible Investments purchased. The Indenture Trustee and its affiliates may act as principal or agent in the acquisition or disposition of any Eligible Investments.

        Notwithstanding the foregoing, the Indenture Trustee shall not be responsible or liable for any losses on investments made by it hereunder or for keeping all funds held by it fully invested at all times, its only responsibility being to comply with the investment instructions of the Issuer or its designee in a non-negligent manner. The Indenture Trustee shall have no liability in respect of losses incurred as a result of liquidation of any Eligible Investment prior to its stated maturity or failure of the Issuer to provide timely written directions.

        The Issuer acknowledges that to the extent the regulations of the Comptroller of the Currency or other applicable regulatory agency grant the Issuer the right to receive brokerage confirmations of security transactions, the Issuer waives receipt of such confirmations.

        Section 5.06. Indenture Trustee's Control over the Trust Accounts.
The Indenture Trustee, on behalf of the Noteholders and any Counterparties, shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and any Counterparties. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee agrees, by its acceptance hereof, that it shall within [ten (10)] Business Days establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Issuer agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee, the Issuer shall notify the Indenture Trustee and any Counterparties in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

        With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

                (a) any Trust Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

                (b) (i) any Trust Account Property that constitutes Physical Property shall be Delivered to the Indenture Trustee in accordance with paragraph (i) of the definition of "Delivery;"; (ii) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be Delivered in accordance with paragraph (iv) of the definition of "Delivery"; (iii) any Trust Account Property that is an "uncertificated security" under
        Article VIII of the UCC and that is not governed by clause (ii) above shall be Delivered to the Indenture Trustee in accordance with paragraph
        (iii) of the definition of "Delivery; and (iv) any Trust Account Property that is a Financed Student Loan shall be delivered by the filing of an appropriate financing statement in a manner that perfects the security interest of the Indenture Trustee in such Financed Student Loan.

        Section 5.07. Release; Sale of Financed Student Loans. The Indenture Trustee shall, upon Issuer Order and subject to the provisions of this Indenture, take all actions reasonably necessary to effect the release of any Financed Student Loans from the lien of this Indenture to the extent required by the Higher Education Act or other applicable laws and shall provide written notice to the Rating Agencies prior to effecting such release.

        Prior to any such sale or disposition and release of any Financed Student Loans, the Issuer shall provide the Indenture Trustee with an Issuer Order stating the sale price and directing that the Financed Student Loans be sold or otherwise disposed of and delivered to the purchaser. The Issuer shall also deliver to the Indenture Trustee a certificate executed by an Authorized Officer of the Issuer to the effect that the disposition price is equal to or in excess of the principal amount of the Financed Student Loans to be sold or disposed of (plus accrued interest) or equal to or in excess of the purchase price paid by the Issuer for such Financed Student Loans (less principal payments received with respect to such student loans), whichever is lower, or that the sale of the Financed Student Loans was required to be made by applicable law at a time when such price was not obtainable and that the Authorized Officer of the Issuer has used commercially reasonable efforts to maximize proceeds of such sale.

        Section 5.08. Purchase of Notes. Pursuant to this Indenture, the Issuer may use any amounts held under this Indenture that are available to redeem Notes to instead be used by the Issuer to purchase Notes outstanding under this Indenture at the same times and subject to the same conditions (except as to price) as apply to the redemption of Notes.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

        Section 6.01. Events of Default Defined. For the purpose of this Indenture, the following events are hereby defined as, and are declared to be, "Events of Default":

                (a) any default in the due and punctual payment of the principal of or interest on any of the Senior Notes when due and such default continues for a period of five (5) days;

                (b) if no Senior Notes are Outstanding hereunder, any default in the due and punctual payment of the principal of or interest on any of the Subordinate Notes when due if money is available in the Funds to make such payment;

                (c) if no Senior Notes or Subordinate Notes are Outstanding hereunder, any default in the due and punctual payment of the principal of or interest on any of the Junior-Subordinate Notes when due if money is available in the Funds to make such payment;

                (d) if no Senior Notes, Subordinate Notes or Junior Subordinate Notes are Outstanding hereunder, any default in the punctual payment of the principal of or interest on any of the Residual Notes when due if money is available in the Funds to make such payment;

                (e) any default in the performance or observance of any other of the covenants, agreements, or conditions on the part of the Issuer to be kept, observed, and performed contained in this Indenture or in the Notes, and continuation of such default for a period of ninety (90) days after written notice thereof by the Indenture Trustee to the Issuer; and

                (f) the occurrence of an Event of Insolvency with respect to the Issuer.

Failure to pay interest carryover amounts or interest on interest carryover amounts shall not constitute an Event of Default.

Any notice required or provided to be given to the Issuer in accordance with this Agreement with respect to any default shall be deemed sufficiently given if sent by registered mail with postage prepaid to the Person to be notified, addressed to such Person at the post office address as shown in Section 9.01 of this Indenture or such other address as may hereafter be given as the principal office of the Issuer in writing to the Indenture Trustee by an Authorized Officer of the Issuer. The Indenture Trustee shall give such notice if requested to do so in writing by the Noteholders of at least a majority of the principal amount of the Highest Priority Obligations at the time Outstanding ("Noteholder Approval").

        Section 6.02. Remedy on Default; Possession of Trust Estate. Subject to
Section 6.09 hereof, upon the happening and continuance of any Event of Default, the Indenture Trustee personally or by its attorneys or agents may enter into and upon and take possession of such portion of the Trust Estate as shall be in the custody of others, and all property comprising the Trust Estate, and each and every part thereof, and exclude the Issuer and its agents, servants, and employees wholly therefrom, and have, hold, use, operate, manage, and control the same and each and every part thereof, and in the name of the Issuer or otherwise, as they shall deem best, conduct the business thereof and exercise the privileges pertaining thereto and all the rights and powers of the Issuer and use all of the then existing Trust Estate for that purpose, and collect and receive all charges, income and revenue of the same and of every part thereof, and after deducting therefrom all expenses incurred hereunder and all other proper outlays herein authorized, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants (and any other amounts due and owing including amounts due and owing to the Owner Trustee), the Indenture Trustee shall apply the rest of the money received by the Indenture Trustee as follows, or in such other manner as shall be set forth in a Supplemental Indenture:

                if the principal of none of the Obligations shall have become due, first, to the payment of the interest in default on the Senior Notes and to the payment of all Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments then due under Derivative Products secured on a parity with the Senior Notes, in the order of the maturity of the installments of such interest and any such Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Senior Notes on which such interest shall be in default and any such Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments as provided in the ISDA Master Agreement, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; second, to the payment of the interest in default on the Subordinate Notes and to the payment of all Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments then due under Derivative Products secured on a parity with the Subordinate Notes, in the order of the maturity of the installments of such interest and any such Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Subordinate Notes on which such interest shall be in default and any such Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments as provided in the ISDA Master Agreement, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; third, to the payment of the interest in default on the Junior-Subordinate Notes and to the payment of all Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments then due under Derivative Products secured on a parity with the Junior-Subordinate Notes, in the order of the maturity of the installments of such interest and any such Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Junior-Subordinate Notes on which such interest shall be in default and any such Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments as provided in the ISDA Master Agreement, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; fourth, to the payment of the interest in default on any other borrowings of the Issuer and to the payment of all Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments then due under Derivative Products secured on a parity those other borrowings, in the order of the maturity of the installments of such interest and any such Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the other borrowings on which such interest shall be in default and any such Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments as provided in the ISDA Master Agreement, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; fifth, to the payment of all Other Issuer Derivative Payments then due under Derivative Products secured on a parity with the Senior Notes, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; sixth, to the payment of all Other Issuer Derivative Payments then due under Derivative Products secured on a parity with the Subordinate Notes, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; seventh, to the payment of all Other Issuer Derivative Payments then due under Derivative Products secured on a parity with the Junior-Subordinate Notes, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; eighth, to the payment of all Other Issuer Derivative Payments then due under Derivative Products secured on a parity with any other borrowings of the Issuer, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; [ninth, to the payment of the interest in default on the Residual Notes and to the payment of all Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments then due under Derivative Products secured on a parity with the Residual Notes, in the order of the maturity of the installments of such interest and any such Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Residual Notes on which such interest shall be in default and any such Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments as provided in the ISDA Master Agreement, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; and tenth, to the payment of all Other Issuer Derivative Payments then due under Derivative Products secured on a parity with the Residual Notes, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture.]

                (b) if the principal of any of the Obligations shall have become due by declaration of acceleration or otherwise, first, to the payment of the interest in default on the Senior Notes and to the payment of all Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments then due under Derivative Products secured on a parity with the Senior Notes, in the order of the maturity of the installments of such interest and any such Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Senior Notes on which such interest shall be in default and any such Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments as provided in the ISDA Master Agreement, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; second, to the payment of the principal of all Senior Notes then due and Specified Issuer Termination Payments then due under Derivative Products secured on a parity with the Senior Notes, such payments to be made ratably to the parties entitled thereto without discrimination or preference; third, to the payment of the interest in default on the Subordinate Notes and to the payment of all Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments then due under Derivative Products secured on a parity with the Subordinate Notes, in the order of the maturity of the installments of such interest and any such Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Subordinate Notes on which such interest shall be in default and any such Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments as provided in the ISDA Master Agreement, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; fourth, to the payment of the principal of all Subordinate Notes then due and Specified Issuer Termination Payments then due under Derivative Products secured on a parity with the Subordinate Notes, such payments to be made ratably to the parties entitled thereto without discrimination or preference; fifth, to the payment of the interest in default on the Junior-Subordinate Notes and to the payment of all Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments then due under Derivative Products secured on a parity with the Junior-Subordinate Notes, in the order of the maturity of the installments of such interest and any such Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Junior-Subordinate Notes on which such interest shall be in default and any such Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments as provided in the ISDA Master Agreement, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; sixth, to the payment of the principal of all Junior-Subordinate Notes then due and Specified Issuer Termination Payments then due under Derivative Products secured on a parity with the Junior-Subordinate Notes, such payments to be made ratably to the parties entitled thereto without discrimination or preference; seventh, to the payment of the interest in default on any other borrowings of the Issuer and to the payment of all Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments then due under Derivative Products secured on a parity those other borrowings, in the order of the maturity of the installments of such interest and any such Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the other borrowings on which such interest shall be in default and any such Scheduled Issuer Derivative

        Payments and Specified Issuer Termination Payments as provided in the ISDA Master Agreement, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; eighth, to the payment of the principal of all other borrowings of the Issuer, if any, then due and Specified Issuer Termination Payments then due under Derivative Products secured on a parity those other borrowings, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; ninth, to the payment of interest accrued on the Carry-over Amounts of the Senior Auction Rate Notes, to the payment of Carry-over Amounts of the Senior Auction Rate Notes, to the payment of interest accrued on the Carry-over Amounts of the Subordinate Auction Rate Notes, and to the payment of the Carry-over Amounts of the Subordinate Auction Rate Notes, to the payment of interest accrued on the Carry-over Amounts of the Junior-Subordinate Auction Rate Notes, and to the payment of the Carry-over Amounts of the Junior-Subordinate Auction Rate Notes, in that order of priority; tenth, to the payment of all Other Issuer Derivative Payments then due under Derivative Products secured on a parity with the Senior Notes, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; eleventh, to the payment of all Other Issuer Derivative Payments then due under Derivative Products secured on a parity with the Subordinate Notes, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; twelfth, to the payment of all Other Issuer Derivative Payments then due under Derivative Products secured on a parity with the Junior-Subordinate Notes, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; thirteenth, to the payment of all Other Issuer Derivative Payments then due under Derivative Products secured on a parity with any other borrowings of the Issuer, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; [fourteenth, to the payment of the interest in default on the Residual Notes and to the payment of all Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments then due under Derivative Products secured on a parity with the Residual Notes, in the order of the maturity of the installments of such interest and any such Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments, with interest on the overdue installments thereof at the same rates, respectively, as were borne by the Residual Notes on which such interest shall be in default and any such Scheduled Issuer Derivative Payments and Specified Issuer Termination Payments as provided in the ISDA Master Agreement, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture; fifteenth, to the payment of the principal of all Residual Notes then due and Specified Issuer Termination Payments then due under Derivative Products secured on a parity with the Residual Notes, such payments to be made ratably to the parties entitled thereto without discrimination or preference; sixteenth, to the payment of interest accrued on the Carry-over Amounts of the Residual Auction Rate Notes and then to the payment of Carry-over Amounts of the Residual Auction Rate Notes; and seventeenth, to the payment of all Other Issuer Derivative Payments then due under Derivative Products secured on a parity with the Residual Notes, such payments to be made ratably to the parties entitled thereto without discrimination or preference, except as may be provided in a Supplemental Indenture.]

        Section 6.03. Remedies on Default; Advice of Counsel. Upon the happening of any Event of Default, the Indenture Trustee may proceed to protect and enforce the rights of the Indenture Trustee and the holders of the Obligations in such manner as counsel for the Indenture Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedies as, in the opinion of such counsel, may be more effectual to protect and enforce the rights aforesaid.

        Section 6.04. Remedies on Default; Sale of Trust Estate. Upon the happening of any Event of Default and if the principal of all of the Outstanding Obligations shall have been declared due and payable, then and in every such case, and irrespective of whether other remedies authorized shall have been pursued in whole or in part, the Indenture Trustee may sell, with or without entry, to the highest bidder the Trust Estate, and all right, title, interest, claim and demand thereto and the right of redemption thereof, at any such place or places, and at such time or times and upon such notice and terms as may be required by law. Upon such sale the Indenture Trustee may make and deliver to the purchaser or purchasers a good and sufficient assignment or conveyance for the same, which sale shall be a perpetual bar both at law and in equity against the Issuer and all Persons claiming such properties. No purchaser at any sale shall be bound to see to the application of the purchase money or to inquire as to the authorization, necessity, expediency or regularity of any such sale. The Indenture Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Issuer, in its name and stead, to make and execute all bills of sale, instruments of assignment and transfer and such other documents of transfer as may be necessary or advisable in connection with a sale of all or part of the Trust Estate, but the Issuer, if so requested by the Indenture Trustee, shall ratify and confirm any sale or sales by executing and delivering to the Indenture Trustee or to such purchaser or purchasers all such instruments as may be necessary or, in the judgment of the Indenture Trustee, proper for the purpose which may be designated in such request. In addition, the Indenture Trustee may proceed to protect and enforce the rights of the Indenture Trustee and the holders of the Obligations in such manner as counsel for the Indenture Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedies as may, in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The Indenture Trustee shall take any such action or actions if requested to do so in writing by the holders of at least a majority of the principal amount of the Noteholders having the Highest Priority Obligations at the time Outstanding provided the Indenture Trustee shall have been offered indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred in relation thereto.

        Section 6.05. Appointment of Receiver. If an Event of Default occurs and if all of the Outstanding Obligations shall have been declared due and payable, if any judicial proceedings are commenced to enforce any right of the Indenture Trustee or of the holders of the Obligations under this Indenture or otherwise, then as a matter of right, the Indenture Trustee shall be entitled to the appointment of a receiver of the Trust Estate and of the earnings, income or Revenue, rents, issues and profits thereof with such powers as the court making such appointment may confer.

        Section 6.06. Restoration of Position. If the Indenture Trustee shall have proceeded to enforce any rights under this Indenture by sale or otherwise and such proceedings shall have been discontinued, or shall have been determined adversely to the Indenture Trustee, then and in every such case, to the extent not inconsistent with such adverse decree, the Issuer, the Indenture Trustee and the holders of the Obligations shall be restored to their former respective positions and rights hereunder in respect to the Trust Estate, and all rights, remedies, and powers of the Indenture Trustee and of the holders of the Obligations shall continue as though no such proceeding had been taken.

        Section 6.07. Purchase of Properties by Indenture Trustee or holders of the Obligations. In case of any sale of the Trust Estate, any holder or holders or committee of holders of the Notes, may bid for and purchase such property and, upon compliance with the terms of such sale may hold, retain possession, and dispose of such property as the absolute right of the purchaser or purchasers without further accountability hereunder. For the purpose of making any settlement or payment for the property purchased from the Trust Estate, any such purchaser who is a holder of any Note or Notes on the date of such sale shall be entitled, upon the surrender of such Notes to the Corporate Trust Office of the Indenture Trustee, to offset, against the applicable gross purchase price of such Trust property, the amount that would be otherwise distributable to such holder in respect of such Note or Notes from the net proceeds of such sale (including any interest due and unpaid thereon) in accordance with the plan of distributions set forth in this Indenture and any Supplemental Indenture.

        Section 6.08. Application of Sale Proceeds. The proceeds of any sale of the Trust Estate, together with any funds at the time held by the Indenture Trustee and not otherwise appropriated, shall be applied by the Indenture Trustee as set forth in Section 6.02 hereof, and then to the Issuer or whomsoever shall be lawfully entitled thereto.

        Section 6.09. Accelerated Maturity. If an Event of Default shall have occurred and be continuing, the Indenture Trustee may declare, or upon the written direction by the holders of at least a majority of the principal amount of the Noteholders having the Highest Priority Obligations then Outstanding, shall declare, the principal of all Obligations then Outstanding, and the interest thereon, if not previously due, immediately due and payable, anything in the Obligations or this Indenture to the contrary notwithstanding; provided, however, that a declaration of acceleration upon a default pursuant to Section 6.01(e) hereof shall require the consent of the holders of a majority of the principal amount of the Noteholders having the Highest Priority Obligations then Outstanding.

        Section 6.10. Remedies Not Exclusive. The remedies herein conferred upon or reserved to the Indenture Trustee or the holders of Obligations are not intended to be exclusive of any other remedy, but each remedy herein provided shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing, and every power and remedy hereby given to the Indenture Trustee or to the holders of Obligations, or any supplement hereto, may be exercised from time to time as often as may be deemed expedient. No delay or omission of the Indenture Trustee or of any holder of Obligations to exercise any power or right arising from any default hereunder shall impair any such right or power or shall be construed to be a waiver of any such default or to be acquiescence therein.

        Section 6.11. Direction of Indenture Trustee. Upon the happening of any Event of Default, the Noteholders of at least a majority of the principal amount of the Highest Priority Obligations then Outstanding, shall have the right by an instrument or instruments in writing delivered to the Indenture Trustee to direct and control the Indenture Trustee as to the method of taking any and all proceedings for any sale of any or all of the Trust Estate, or for the appointment of a receiver, if permitted by law, and may at any time cause any proceedings authorized by the terms hereof to be so taken or to be discontinued or delayed; provided, however, that such Noteholders shall not be entitled to cause the Indenture Trustee to take any proceedings that in the Indenture Trustee's opinion would be unjustly prejudicial to non-assenting holders of Notes, but the Indenture Trustee shall be entitled to assume that the action requested by the Noteholders of at least a majority of the principal amount of the Highest Priority Obligations then Outstanding will not be prejudicial to any non-assenting holders of the Notes unless at least a majority of the principal amount of the non-assenting Noteholders of such Notes, in writing, show the Indenture Trustee how they will be prejudiced. Anything in this Indenture to the contrary notwithstanding, the Noteholders of at least a majority of the principal amount of the Highest Priority Obligations then Outstanding together with the Noteholders of at least a majority of the principal amount of all other Notes then Outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Indenture Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceedings hereunder, provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture. The provisions of this Section 6.11 shall be expressly subject to the provisions of Sections 7.01(c) and 7.05 hereof.

        Section 6.12. Right to Enforce in Indenture Trustee. No holder of any Obligation shall have any right as such a holder to institute any suit, action, or proceeding for the enforcement of the provisions of this Indenture or for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, all rights of action hereunder being vested exclusively in the Indenture Trustee, unless and until the Indenture Trustee fails to institute an action or suit after (i) the holders of at least twenty-five percent (25%) of the principal amount of the Notes then outstanding shall have previously given to the Indenture Trustee written notice of an Event of Default hereunder, and of the continuance thereof, (ii) the holders of at least twenty-five percent (25%) of the principal amount of the Notes then outstanding shall have made written request upon the Indenture Trustee and the Indenture Trustee shall have been afforded reasonable opportunity to institute such action, suit or proceeding in its own name, and (iii) the Indenture Trustee shall have been offered indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred therein or thereby, which offer of indemnity shall be an express condition precedent hereunder to any obligation of the Indenture Trustee to take any such action hereunder, and the Indenture Trustee for [thirty (30)] days after receipt of such notification, request, and offer of indemnity, shall have failed to institute any such action, suit or proceeding. It is understood and intended that no one or more holders of the Obligations shall have the right in any manner whatever by his or their action to affect, disturb, or prejudice the lien of this Indenture or to enforce any right hereunder except in the manner herein provided and for the equal benefit of the holders of not less than a majority of the principal amount of the Notes then Outstanding.

        The Indenture Trustee and the holders of the Obligations covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

        Section 6.13. Physical Possession of Obligations Not Required. In any suit or action by the Indenture Trustee arising under this Indenture or on all or any of the Obligations issued hereunder, or any supplement hereto, the Indenture Trustee shall not be required to produce such Obligations, but shall be entitled in all things to maintain such suit or action without their production.

        Section 6.14. Waivers of Events of Default. The Indenture Trustee may in its discretion waive any Event of Default hereunder and its consequences and rescind any declaration of acceleration of Obligations, and shall do so upon the written request of the Noteholders of at least a majority of the principal amount of the Highest Priority Obligations then Outstanding; provided, however, that there shall not be waived (a) any Event of Default in the payment of the principal of or premium on any Outstanding Notes at the date of maturity or redemption thereof, or any default in the payment when due of the interest on any such Notes, unless prior to such waiver or rescission, all arrears of interest or all arrears of payments of principal and premium, if any, and all expenses of the Indenture Trustee, in connection with such default shall have been paid or provided for or (b) any default in the payment of amounts set forth in Section 7.05 hereof. In case of any such waiver or rescission, or in case any proceedings taken by the Indenture Trustee on account of any such default shall have been discontinued or abandoned or determined adversely to the Indenture Trustee, then and in every such case the Issuer, the Indenture Trustee and the holders of Obligations shall be restored to their former positions and rights hereunder respectively, but no such waiver or rescission shall extend to or affect any subsequent or other default, or impair any rights or remedies consequent thereon.

                                   ARTICLE VII

                              THE INDENTURE TRUSTEE

        Section 7.01. Acceptance of Trust. The Indenture Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform such trusts, but only upon and subject to the following terms and conditions:

        (a) Except during the continuance of an Event of Default,

                        (i) the Indenture Trustee undertakes to perform such
                duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                        (ii) in the absence of bad faith on its part, the
                Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform as to form with the requirements of this Indenture and whether or not they contain the statements required under this Indenture.

                (b) In case an Event of Default has occurred and is continuing, the Indenture Trustee, in exercising the rights and powers vested in it by this Indenture, shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                (c) Before taking any action hereunder requested by holders of the Obligations, the Indenture Trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the holders of the Obligations for the reimbursement of all expenses it may incur and to protect it against liability arising from any action taken by the Indenture Trustee.

        Section 7.02. Recitals of Others. The recitals, statements, and representations set forth herein and in the Notes shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for the correctness of the same. The Indenture Trustee makes no representations as to the title of the Issuer in the Trust Estate or as to the security afforded thereby and hereby, or as to the validity or sufficiency of this Indenture or of the Notes issued hereunder, and the Indenture Trustee shall incur no responsibility in respect of such matters.

        Section 7.03. As to Filing of Indenture. The Indenture Trustee shall be under no duty (a) to file or record, or cause to be filed or recorded, this Indenture or any instrument supplemental hereto, (b) or to procure any further order or additional instruments of further assurance, (c) to see to the delivery to it of any personal property intended to be mortgaged or pledged hereunder or thereunder, (d) or to do any act that may be suitable to be done for the better maintenance of the lien or security hereof (other than the filing of any continuation (but not initial) statements), or (e) for giving notice of the existence of such lien, or for extending or supplementing the same or to see that any rights to Revenue and Funds intended now or hereafter to be transferred in trust hereunder are subject to the lien hereof. The Indenture Trustee shall not be liable for failure of the Issuer to pay any tax or taxes in respect of such property, or any part thereof, or the income therefrom or otherwise, nor shall the Indenture Trustee be under any duty in respect of any tax that may be assessed against it or the holders of the Obligations in respect of such property or pledged Revenue and Funds.

        Section 7.04. Indenture Trustee May Act Through Agents. The Indenture Trustee may execute any of the trusts or powers hereof and perform any duty hereunder, either itself or by or through its attorneys, agents, or employees, and it shall not be answerable or accountable for any default, neglect, or misconduct of any such attorneys, agents, or employees, if reasonable care has been exercised in the appointment, supervision, and monitoring of the work performed. All reasonable costs incurred by the Indenture Trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with the trusts hereof shall be paid by the Issuer.

        Section 7.05. Indemnification of Indenture Trustee. Other than with respect to its duties to make payment on the Obligations when due, and its duty to pursue the remedy of acceleration as provided in Section 6.02 hereof, for each of which no additional security or indemnity may be required, the Indenture Trustee shall be under no obligation or duty to perform any act at the request of holders of the Obligations or to institute or defend any suit in respect thereof unless properly indemnified and provided with security to its satisfaction as provided in Section 7.01(c) hereof. The Indenture Trustee shall not be required to take notice, or be deemed to have knowledge, of any default or Event of Default of the Issuer hereunder and may conclusively assume that there has been no such default or Event of Default (other than an Event of Default described in Sections 6.01(a), (b), (c), or (d) hereof) unless and until a Responsible Officer shall have been specifically notified in writing at the address in Section 9.01 hereof of such default or Event of Default by (a) the holders of the required percentages in principal amount of the Notes then Outstanding as hereinabove specified or (b) an Authorized Officer of the Issuer. However, the Indenture Trustee may begin suit, or appear in and defend suit, execute any of the trusts hereby created, enforce any of its rights or powers hereunder, or do anything else in its judgment proper to be done by it as Indenture Trustee, without assurance of reimbursement or indemnity, and in such case the Indenture Trustee shall be reimbursed or indemnified by the holders of the Notes requesting such action, if any, or the Issuer in all other cases, for all fees, costs and expenses, liabilities, outlays and reasonable counsel fees and other reasonable disbursements properly incurred in connection therewith, unless such costs and expenses, liabilities, outlays and attorneys' fees and other reasonable disbursements properly incurred in connection therewith are adjudicated to have resulted from the negligence or willful misconduct of the Indenture Trustee. In furtherance and not in limitation of this Section 7.05, the Indenture Trustee shall not be liable for, and shall be held harmless by the Issuer from, following any orders, instructions or other directions upon which the Indenture Trustee is authorized to rely pursuant to this Indenture or any other agreement to which it is a party. If the Issuer or the holders of the Obligations, as appropriate, shall fail to make such reimbursement or indemnification, the Indenture Trustee may reimburse itself from any money in its possession under the provisions of this Indenture, subject only to the prior lien of the Notes for the payment of the principal thereof, premium, if any, and interest thereon, from the Revenue Fund. None of the provisions contained in this Indenture or any other agreement to which it is a party shall require the Indenture Trustee to act or to expend or risk its own funds or otherwise incur individual financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if the holders of the Obligations shall not have offered security and indemnity acceptable to it or if it shall have reasonable grounds for believing that prompt repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        The Issuer shall indemnify the Indenture Trustee and its officers, agents, directors and employees, against any and all loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder or under the Basic Documents including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the Basic Documents. Without limiting the foregoing, the Issuer agrees to indemnify and hold harmless the Indenture Trustee from and against any liability (including for taxes, penalties or interest asserted by any taxing jurisdiction) arising from any failure to withhold taxes from amounts payable in respect of payments from the Revenue Account. The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder, except to the extent of any loss, liability or expense resulting from such failure. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

        Section 7.06. Indenture Trustee's Right to Reliance. The Indenture Trustee shall fully be protected in acting upon any notice, resolution, request, consent, order, certificate, report, appraisal, opinion or document of the Issuer or the Servicer or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Indenture Trustee may consult with experts and with counsel (who may, but need not, be counsel for the Issuer, the Indenture Trustee, or for a Noteholder), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered, and in respect of any determination made by it hereunder in good faith and in accordance with the opinion of such counsel.

        Whenever in the administration hereof the Indenture Trustee shall reasonably deem it desirable that a matter be proved or established prior to taking, suffering, or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate signed by an Authorized Officer of the Issuer, the Administrator or an authorized officer of the Servicer.

        The Indenture Trustee shall not be liable for any action taken, suffered, or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it hereby; provided, however, that the Indenture Trustee shall be liable for its negligence or willful misconduct in taking such action.

        The Indenture Trustee is authorized, under this Indenture, subject to
Section 5.08 hereof, to sell, assign, transfer or convey Financed Student Loans in accordance with an Issuer Order. If such Financed Student Loan was originated under the Higher Education Act, such Issuer Order shall certify that the Person to whom such Financed Student Loan is sold, assigned, transferred, or conveyed is an Eligible Lender unless not required by the Higher Education Act. The Indenture Trustee is further authorized to enter into agreements with other Persons, in its capacity as Indenture Trustee, in order to carry out or implement the terms and provisions of this Indenture.

        The duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture, and the Indenture Trustee shall take such action with respect to this Indenture as it shall be directed hereunder, and the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and as specifically directed by the Issuer or the Servicer, and no implied covenants or obligations shall be read into this Agreement against the Indenture Trustee.

        The Indenture Trustee shall not be liable for any error of judgment made in good faith by an officer or officers of the Indenture Trustee, unless it shall be conclusively determined by a court of competent jurisdiction that the Indenture Trustee was grossly negligent in ascertaining the pertinent facts.

        The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

        Section 7.07. Compensation of Indenture Trustee. Except as otherwise expressly provided herein, all advances, reasonable counsel fees and other expenses reasonably made or incurred by the Indenture Trustee in and about the execution and administration of the trust hereby created and reasonable compensation to the Indenture Trustee for its services in the premises shall be paid by the Issuer. The compensation of the Indenture Trustee shall not be limited to or by any provision of law in regard to the compensation of trustees of an express trust. If not paid by the Issuer, the Indenture Trustee shall have a lien against all money held pursuant to this Indenture, subject only to the prior lien of the Obligations against the money and investments in the Revenue Fund, the Acquisition Fund, the Distribution Fund and the Reserve Fund for the payment of the principal thereof, premium, if any, and interest thereon, for such reasonable compensation, expenses, advances and reasonable counsel fees incurred in and about the execution of the trusts hereby created and the exercise and performance of the powers and duties of the Indenture Trustee hereunder and the cost and expense incurred in defending against any liability of any character whatsoever (unless such liability is adjudicated to have resulted from the negligence or willful misconduct of the Indenture Trustee).

        Section 7.08. Indenture Trustee May Own Notes. The Indenture Trustee hereunder, or any successor Indenture Trustee, in its individual or other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, with the same rights it would have if it were not the Indenture Trustee. The Indenture Trustee may act as depository for, and permit any of its officers or directors to act as a member of, or act in any other capacity in respect to, any committee formed to protect the rights of the holders of the Notes or to effect or aid in any reorganization growing out of the enforcement of the Notes or of this Indenture, whether or not any such committee shall represent the holders of the Notes of more than [sixty percent (60%)] of the principal amount of the Notes then Outstanding.

        Section 7.09. Resignation of Indenture Trustee. The Indenture Trustee and any successor to the Indenture Trustee may resign and be discharged from the trust created by this Indenture by giving to the Issuer notice in writing, which notice shall specify the date on which such resignation is to take effect; provided, however, that such resignation shall only take effect on the day specified in such notice if a successor Indenture Trustee shall have been appointed pursuant to Section 7.11 hereof (and is qualified to be the Indenture Trustee under the requirements of Section 7.11 hereof). If no successor Indenture Trustee has been appointed by the date specified or within a period of ninety (90) days from the receipt of the notice by the Issuer, whichever period is the longer, the Indenture Trustee may (a) appoint a temporary successor Indenture Trustee having the qualifications provided in Section 7.11 hereof or
(b) request a court of competent jurisdiction to (i) require the Issuer to appoint a successor, as provided in Section 7.11 hereof, within 3 days of the receipt of citation or notice by the court, or (ii) appoint a Indenture Trustee having the qualifications provided in Section 7.11 hereof. In no event may the resignation of the Indenture Trustee be effective until a qualified successor Indenture Trustee shall have been selected and appointed. In the event a temporary successor Indenture Trustee is appointed pursuant to (a) above, the Issuer may remove such temporary successor Indenture Trustee and appoint a successor thereto pursuant to Section 7.11 hereof.

        Section 7.10. Removal of Indenture Trustee. The Indenture Trustee or any successor Indenture Trustee may be removed (a) at any time by the Noteholders of a majority of the principal amount of the Highest Priority Obligations then Outstanding, (b) by the Issuer for cause or upon the sale or other disposition of the Indenture Trustee or its corporate trust functions or (c) by the Issuer without cause so long as no Event of Default as described in Sections 6.01(a),
(b), (c), (d) or (e) exists or has existed within the preceding thirty (30) days, upon payment to the Indenture Trustee so removed of all money then due to it hereunder and appointment of a successor thereto by the Issuer and acceptance thereof by said successor. One copy of any such order of removal shall be filed with the Issuer and the other with the Indenture Trustee so removed.

        In the event a Indenture Trustee (or successor Indenture Trustee) is removed by any person or for any reason permitted hereunder, such removal shall not become effective until (a) in the case of removal by the holders of the Notes, such holders by instrument or concurrent instruments in writing (signed and acknowledged by such holders of the Notes or their attorneys-in-fact) filed with the Indenture Trustee removed have appointed a successor Indenture Trustee or otherwise the Issuer shall have appointed a successor, and (b) the successor Indenture Trustee has accepted appointment as such.

        Section 7.11. Successor Indenture Trustee. In case at any time the Indenture Trustee or any successor Indenture Trustee shall resign, be dissolved, be removed pursuant to Section 7.10, or otherwise shall be disqualified to act or be incapable of acting, or in case control of the Indenture Trustee or of any successor Indenture Trustee or of its officers shall be taken over by any public officer or officers, a successor Indenture Trustee may be appointed by the Issuer. In the case of any such appointment by the Issuer of a successor to the Indenture Trustee, the Issuer shall forthwith cause notice thereof to be mailed to the Noteholders at the address of each Noteholder appearing on the Note Register maintained by the Note Registrar. Every successor Indenture Trustee appointed by the Noteholders, by a court of competent jurisdiction, or by the Issuer shall be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein, which has a reported capital and surplus of not less than $50,000,000, be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority, and be an Eligible Lender so long as such designation is necessary to maintain guarantees and federal benefits under the Higher Education Act with respect to the Financed Student Loans originated under the Higher Education Act.

        Section 7.12. Manner of Vesting Title in Indenture Trustee. Any successor Indenture Trustee appointed hereunder shall execute, acknowledge, and deliver to its predecessor Indenture Trustee, and also to the Issuer, an instrument accepting such appointment hereunder, and thereupon such successor Indenture Trustee, without any further act, deed, or conveyance shall become fully vested with all the estate, properties, rights, powers, trusts, duties, and obligations of its predecessors in trust hereunder (except that the predecessor Indenture Trustee shall continue to have the benefits to indemnification hereunder together with the successor Indenture Trustee), with like effect as if originally named as Indenture Trustee herein; but the Indenture Trustee ceasing to act shall nevertheless, on the written request of an Authorized Officer of the Issuer, or an authorized officer of the successor Indenture Trustee, execute, acknowledge, and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Indenture Trustee all the right, title, and interest of the Indenture Trustee which it succeeds, in and to pledged Revenues and Funds and such rights, powers, trusts, duties, and obligations, and the Indenture Trustee ceasing to act shall also, upon like request, pay over, assign, and deliver to the successor Indenture Trustee any money or other property or rights subject to the lien of this Indenture, including any pledged securities that may then be in its possession. Should any deed or instrument in writing from the Issuer be required by the successor Indenture Trustee for more fully and certainly vesting in and confirming to such new Indenture Trustee such estate, properties, rights, powers, and duties, any and all such deeds and instruments in writing shall on request be executed, acknowledged and delivered by the Issuer.

        In case any of the Notes to be issued hereunder shall have been authenticated but not delivered, any successor Indenture Trustee may adopt the certificate of authentication of the Indenture Trustee or of any successor to the Indenture Trustee; and in case any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes in its own name; and in all such cases such certificate shall have the full force which it has anywhere in the Notes or in this Indenture.

        Section 7.13. Reserved.

        Section 7.14. Reserved.

        Section 7.15. Limitation with Respect to Examination of Reports. Except as provided in this Indenture, the Indenture Trustee shall be under no duty to examine any report or statement or other document required or permitted to be filed with it by the Issuer.

        Section 7.16. Servicing Agreement. The Indenture Trustee acknowledges receipt of a copy of the Servicing Agreement.

        Section 7.17. Additional Covenants of Indenture Trustee. The Indenture Trustee, by the execution hereof, covenants, represents and agrees that:

                (a) it will not exercise any of the rights, duties, or privileges under this Indenture in such manner as would cause the Student Loans held, acquired, or pledged under the terms hereof to be transferred, assigned, or pledged as security to any person or entity other than as permitted by this Indenture; and

                (b) it will comply with the Higher Education Act and the Regulations and will, upon written notice from an Authorized Officer of the Issuer, the Secretary, or the Guaranty Agency, use its reasonable efforts to cause this Indenture to be amended (in accordance with Section 8.01 hereof) if the Higher Education Act or Regulations are hereafter amended so as to be contrary to the terms of this Indenture.

        Section 7.18. Duty of Indenture Trustee with Respect to Rating Agencies. It shall be the duty of the Indenture Trustee to notify each Rating Agency then rating any of the Notes (but the Indenture Trustee shall incur no liability for any failure to do so) of (a) any change, expiration, extension, or renewal of this Indenture, (b) redemption or defeasance of any or all of the Notes, (c) any change in the Indenture Trustee or (d) any other information specifically required to be reported to each Rating Agency under any Supplemental Indenture; provided, however, the provisions of this Section 7.18 do not apply when such documents have been previously supplied to such Rating Agency and the Indenture Trustee has received written evidence to such effect, all as may be required by this Indenture. All notices required to be forwarded to the Rating Agencies under this Section 7.18 shall be sent in writing to the following addresses:

                        Standard & Poor's Ratings Services
                        40th Floor
                        55 Water Street
                        New York, New York  10041
                        Attention:  Asset-Backed Surveillance Group

                        Fitch Ratings
                        One State Street Plaza
                        32nd Floor
                        New York, New York 10004
                        Attention: ABS Surveillance

                        Moody's Investors Service Inc.
                        99 Church Street
                        New York, New York 10007
                        Attention: ABS Monitoring Unit

        The Indenture Trustee also acknowledges that each Rating Agency's periodic review for maintenance of a Rating on any series of the Notes may involve discussions and/or meetings with representatives of the Indenture Trustee at mutually agreeable times and places.

        Section 7.19. Merger of the Indenture Trustee. Any corporation into which the Indenture Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Indenture, without the execution or filing of any paper or any further act on the part of any other parties hereto.

        Section 7.20. Receipt of Funds from Servicer. The Indenture Trustee shall not be accountable or responsible in any manner whatsoever for any action of the Issuer, the depository bank of any funds of the Issuer, the Administrator, or the Servicer while the Servicer is acting as bailee or agent of the Indenture Trustee with respect to the Student Loans except, to the extent provided in the Servicing Agreement or custodian agreement, for actions taken in compliance with any instruction or direction given to the Indenture Trustee, or for the application of funds or moneys by the Servicer until such time as funds are received by the Indenture Trustee.

        Section 7.21. Special Circumstances Leading to Resignation of Indenture Trustee. Because the Indenture Trustee serves as trustee hereunder for Obligations of different priorities, it is possible that circumstances may arise that will cause the Indenture Trustee to resign from its position as trustee for one or more of the Obligations. In the event that the Indenture Trustee makes a determination that it should so resign, due to the occurrence of an Event of Default or potential default hereunder, or otherwise, the Issuer may permit such resignation as to one or more of the Obligations or request the Indenture Trustee's resignation as to all Obligations, as the Issuer may elect. If the Issuer should determine that a conflict of interest has arisen as to the trusteeship of any of the Obligations, it may authorize and execute a Supplemental Indenture with one or more successor Indenture Trustees, under which the administration of certain of the Obligations would be separated from the administration of the other Obligations.

        Section 7.22. Survival of Indenture Trustee's Rights to Receive Compensation, Reimbursement and Indemnification. The Indenture Trustee's rights to receive compensation, reimbursement and indemnification of money due and owing hereunder at the time of the Indenture Trustee's resignation or removal shall survive the Indenture Trustee's resignation or removal.

        Section 7.23. Corporate Trustee Required; Eligibility; Conflicting Interests. There shall at all times be an Indenture Trustee hereunder that shall be eligible to act as Indenture Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 7.23, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 7.23, it shall resign immediately in the manner and with the effect specified in this Article VII. Neither the Issuer nor any Person directly or indirectly controlling or controlled by, or under common control with, the Issuer shall serve as Indenture Trustee.

        Section 7.24. Payment of Taxes and Other Governmental Charges.

                (a) The Indenture Trustee shall request, and Noteholders shall provide, all appropriate tax certifications and forms necessary to enable the Issuer or its agents to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold in respect of the Notes under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any law or regulation, and to pay, deduct or withhold any such taxes or charges and remit them to the relevant taxing authorities as required under law. Such certification shall take the form of a correct, complete and executed U.S. Internal Revenue Service Form W-8BEN, W-8ECI, W-8IMY, or W-9 (or any successors thereto), including appropriate attachments, as applicable, that identifies such Noteholder.

                (b) If such forms are not provided or if any tax or other governmental charge shall otherwise become payable by or on behalf of the Indenture Trustee, including any tax or governmental charge required to be withheld from any payment made by the Indenture Trustee under the provisions of any applicable law or regulation with respect to any Trust Property or the Notes, such tax or governmental charge shall be payable by the Noteholder and may be withheld by the Indenture Trustee. The Issuer and the Indenture Trustee shall have the right to refuse the surrender, registration of transfer or exchange of any Note with respect to which such tax or other governmental charge shall be payable until such payment shall have been made by the Noteholder.

        Section 7.25. Indenture Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of the Notes of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                (a) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Obligations, of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Notes and other Obligations and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel) and of the holders of Obligations allowed in such judicial proceeding; and

                (b) to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each holder of Obligations to make such payments to the Indenture Trustee, and if the Indenture Trustee shall consent to the making of such payments directly to the holders of the Obligations, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel, and any other amounts due the Indenture Trustee or any predecessor Indenture Trustee.

        Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

        In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the holders of the Obligations, and it shall not be necessary to make any holders of the Obligations parties to any such proceedings.

                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURES

        Section 8.01. Supplemental Indentures Not Requiring Consent of holders of the Obligations. The Issuer and the Indenture Trustee may, without the consent of or notice to any of the holders of Obligations, enter into any indenture or indentures supplemental to this Indenture for any one or more of the following purposes:

                (a) to cure any ambiguity or defect or omission in this Indenture;

                (b) to grant to or confer upon the Indenture Trustee for the benefit of the holders of the Obligations any additional benefits, rights, remedies, powers or authorities that may lawfully be granted to or conferred upon the holders of the Obligations or the Indenture Trustee;

                (c) to subject to this Indenture additional revenues, properties or collateral;

                (d) to modify, amend or supplement this Indenture or any related Supplemental Indenture in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act or any similar federal statute hereafter in effect or to permit the qualification of the Notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to this Indenture or such Supplemental Indenture such other terms, conditions and provisions as may be permitted by such Trust Indenture Act or any similar federal statute;

                (e) to evidence the appointment of a separate or co-Trustee or a co-registrar or transfer agent or the succession of a new Indenture Trustee hereunder, or any additional or substitute Guaranty Agency or Servicer;

                (f) to add such provisions to or to amend such provisions of this Indenture as may, in Note Counsel's opinion, be necessary or desirable to assure implementation of the Program in conformance with the Higher Education Act if along with such Supplemental Indenture there is filed a Note Counsel's opinion to the effect that the addition or amendment of such provisions will in no way impair the existing security of the holders of Outstanding Obligations;

                (g) to make any change as shall be necessary in order to obtain and maintain for any of the Notes an investment grade Rating from a nationally recognized rating service, which changes, in the opinion of the Indenture Trustee are not to the prejudice of the holders of any of the Obligations;

                (h) to make any changes necessary to comply with the Higher Education Act, the Regulations or the Code and the regulations promulgated thereunder;

                (i) to provide for the issuance of Notes pursuant to the provisions of Section 2.08 of this Indenture, including the creation of appropriate Funds, Accounts and Subaccounts with respect to such Notes;

                (j) to make the terms and provisions of this Indenture, including the lien and security interest granted herein, applicable to a Derivative Product, and to modify Section 3.03 hereof with respect to any particular Derivative Product;

                (k) to create any additional Funds or Accounts or Subaccounts under this Indenture deemed by the Indenture Trustee to be necessary or desirable;

                (l) to amend the Indenture to allow for any Notes to be supported by a letter of credit or insurance policy or a liquidity agreement, including amendments with respect to repayment to such a provider on a parity with any Notes or Derivative Product and providing rights to such provider under this Indenture, including with respect to defaults and remedies;

                (m) to amend the Indenture to provide for use of a surety bond or other financial guaranty instrument in lieu of cash and/or Eligible Investments in all or any portion of the Reserve Fund, so long as such action shall not adversely affect the Ratings on any of the Notes;

                (n) to make any changes as are necessary in order to qualify the transfer of the Financed Student Loans by the Seller to the Depositor as a sale or other valid transfer and by the Depositor to the Issuer as a sale or other valid transfer under generally accepted accounting principles applicable to the Seller and the Depositor, such that, upon the transfer of the Financed Student Loans to the Trust, the Financed Student Loans are not assets of the Seller or the Depositor, which changes shall be subject to a confirmation by the rating agencies of their then current ratings on the Notes;

                (o) except as provided in Section 8.02 hereof, to make any other change provided that the Indenture Trustee has received a Rating Confirmation; or

                (p) to make any other change that, in the judgment of the Indenture Trustee, is not to the material prejudice of the holders of Obligations;

provided, however, that nothing in this Section 8.01 shall permit, or be construed as permitting, any modification of the trusts, powers, rights, duties, remedies, immunities and privileges of the Indenture Trustee without the prior written approval of the Indenture Trustee, which approval shall be evidenced by execution of a Supplemental Indenture.

        Unless otherwise specified above, the Indenture Trustee shall provide written notice to the Rating Agencies prior to entering into any indenture or indentures supplemental to this Indenture for any one or more of the purposes set forth pursuant to paragraphs (a) - (p) above.

        Section 8.02. Supplemental Indentures Requiring Consent of Noteholders. Exclusive of Supplemental Indentures covered by Section 8.01 hereof and subject to the terms and provisions contained in this Section 8.02, and not otherwise, the holders of not less than a majority of the principal amount of each class of affected Notes and each affected Derivative Product then Outstanding shall have the right, from time to time, to consent to and approve the execution by the Issuer and the Indenture Trustee of such other indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Indenture Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any Supplemental Indenture; provided, however, that nothing in this Section 8.02 shall permit, or be construed as permitting (a) without the consent of the holder of each affected Note and each Derivative Product then Outstanding, (i) an extension of the maturity date of the principal of or the interest on any Obligation, or (ii) a reduction in the principal amount of any Obligation or the rate of interest thereon, or (iii) a change in the privilege or priority of any Obligation or Obligations over any other Obligation or Obligations except as otherwise provided herein, or (iv) a reduction in the aggregate principal amount of the Obligations required for consent to a Supplemental Indenture, or (v) the creation of any lien other than a lien securing a series of Notes or a Derivative Product or other credit enhancement that secures a series of Notes at any time Outstanding hereunder except as otherwise provided herein or (b) any modification of the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of the Indenture Trustee without the prior written approval of the Indenture Trustee.

        If at any time the Issuer shall request that the Indenture Trustee enter into any such Supplemental Indenture for any of the purposes of this Section 8.02, the Indenture Trustee shall be entitled to receive an opinion of counsel from the Issuer that all conditions precedent to the execution of any supplement have been met. The Indenture Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such Supplemental Indenture to be mailed by registered or certified mail to each holder of an Obligation at the address shown on the Note Register or listed in any Derivative Product. Such notice (which shall be prepared by the Issuer) shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the principal corporate trust office of the Indenture Trustee for inspection by all holders. If, within 60 days, or such longer period as shall be prescribed by the Issuer, following the mailing of such notice, the holders of not less than a majority of the principal amount of each class of affected Notes and each affected Derivative Product then Outstanding at the time of the execution of any such Supplemental Indenture shall have consented in writing to and approved the execution thereof as herein provided, no holder of any Obligation shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Indenture Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such Supplemental Indenture as in this Section 8.02 permitted and provided, this Indenture shall be and be deemed to be modified and amended in accordance therewith.

        Section 8.03. Additional Limitation on Modification of Indenture. None of the provisions of this Indenture (including Sections 8.01 and 8.02 hereof) shall permit an amendment to the provisions of the Indenture that permits the transfer of all or part of the Financed Student Loans originated under the Higher Education Act or granting of a security interest therein to any Person other than an Eligible Lender or the Servicer, unless the Higher Education Act or the Regulations are hereafter modified so as to permit the same. The Indenture Trustee may request an opinion of counsel to the effect that an amendment to this Indenture was adopted in conformance with this Indenture.

        Section 8.04. Notice of Defaults. Within ninety (90) days after the occurrence of any default hereunder with respect to the Notes, the Indenture Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of each default hereunder known to the Indenture Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest with respect to any Note, or in the payment of any sinking fund installment with respect to the Notes, the Indenture Trustee shall be protected in withholding such notice if and so long as an authorized officer of the Indenture Trustee in good faith determines that the withholding of such notice is in the interest of the Noteholders. For the purpose of this Section 8.04, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.

        Section 8.05. Conformity With the Trust Indenture Act. Every Supplemental Indenture executed pursuant to this Article VIII shall conform to the requirements of the Trust Indenture Act as then in effect.

                                   ARTICLE IX

                               GENERAL PROVISIONS

        Section 9.01. Notices. Any notice, request or other instrument required by this Indenture to be signed or executed by the holders of Obligations may be executed by the execution of any number of concurrent instruments of similar tenor, and may be signed or executed by such holders of Obligations in person or by agent appointed in writing. As a condition for acting thereunder the Indenture Trustee may demand proof of the execution of any such instrument and of the fact that any person claiming to be the owner of any of such Obligations is such owner and may further require the actual deposit of such Obligation or Obligations with the Indenture Trustee. The fact and date of the execution of such instrument may be proved by the certificate of any officer in any jurisdiction who by the laws thereof is authorized to take acknowledgments of deeds within such jurisdiction, that the person signing such instrument acknowledged before him the execution thereof, or may be proved by any affidavit of a witness to such execution sworn to before such officer.

        The amount of Notes held by any person executing such instrument as a Noteholder of Notes and the fact, amount, and numbers of the Notes held by such person and the date of his holding the same may be proved by a certificate executed by any responsible trust company, bank, banker, or other depository in a form approved by the Indenture Trustee, showing that at the date therein mentioned such person had on deposit with such depository the Notes described in such certificate; provided, however, that at all times the Indenture Trustee may require the actual deposit of such Note or Notes with the Indenture Trustee.

        All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or facsimile or similar writing) delivered to the following addresses, and each address shall constitute each party's respective "Corporate Trust Office" for purposes of the Indenture:

        If intended for the Issuer:

                        PHEAA Student Loan Trust I
                        c/o Wachovia Bank of Delaware, National Association One Rodney Square, Suite 102
                        920 King Street
                        Wilmington, DE   19801

                        Attention: Corporate Trust Department
                        Telephone: (302) 888-7528
                        Facsimile: (302) 888-7544

        If intended for the Indenture Trustee:

                        Manufacturers and Traders Trust Company
                        213 Market Street
                        Harrisburg, PA  17105

                        Attention: Corporate Trust Department
                        Telephone: (717) 255-2323
                        Facsimile: (717) 231-2608

Any party may change the address to which subsequent notices to such party are to be sent, or of its principal office, by notice to the others, delivered by hand or received by telecopier, facsimile or registered first-class mail, postage prepaid. Each such notice, request or other communication shall be effective when delivered by hand or received by telecopier, facsimile or first-class mail, postage prepaid.

        Section 9.02. Covenants Bind Issuer. The covenants, agreements, conditions, promises, and undertakings in this Indenture shall extend to and be binding upon the successors and assigns of the Issuer, and all of the covenants hereof shall bind such successors and assigns, and each of them, jointly and severally. All the covenants, conditions, and provisions hereof shall be held to be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the holders from time to time of the Obligations.

        No extension of time of payment of any of the Obligations shall operate to release or discharge the Issuer, it being agreed that the liability of the Issuer, to the extent permitted by law, shall continue until all of the Obligations are paid in full, notwithstanding any transfer of Financed Student Loans or extension of time for payment.

        Section 9.03. Lien Created. This Indenture shall operate effectually as
(a) a grant of lien on and security interest in, and (b) a collateral assignment of, the Trust Estate.

        Section 9.04. Severability of Lien. If the lien of this Indenture shall be or shall ever become ineffectual, invalid, or unenforceable against any part of the Trust Estate, which is not subject to the lien, because of want of power or title in the Issuer, the inclusion of any such part shall not in any way affect or invalidate the pledge and lien hereof against such part of the Trust Estate as to which the Issuer in fact had the right to pledge.

        Section 9.05. Consent of Holders Binds Successors. Any request or consent of the holder of any Obligations given for any of the purposes of this Indenture shall bind all future holders of the same Obligation or any Obligations issued in exchange therefor or in substitution thereof in respect of anything done or suffered by the Issuer or the Indenture Trustee in pursuance of such request or consent.

        Section 9.06. Nonliability of Person; No General Obligations. It is hereby expressly made a condition of this Indenture that any agreements, covenants, or representations herein contained or contained in the Notes do not and shall never constitute or give rise to a personal or pecuniary liability or charge against the organizers, officers, directors, employees, agents, or trustees of the Administrator or the Issuer, or against the general credit of the Issuer, and in the event of a breach of any such agreement, covenant, or representation, no personal or pecuniary liability or charge payable directly or indirectly from the general revenues of the Issuer shall arise therefrom. Nothing contained in this Section, however, shall relieve the Issuer from the observance and performance of the several covenants and agreements on its part contained herein.

        Section 9.07. Nonpresentment of Notes or Interest Checks. Should any of the Notes or interest checks not be presented for payment when due, the Indenture Trustee shall retain from any money transferred to it for the purpose of paying the Notes or interest checks so due, for the benefit of the Noteholders thereof, a sum of money sufficient to pay such Notes or interest checks when the same are presented by the Noteholders thereof for payment. Such money shall not be required to be invested. All liability of the Issuer to the Noteholders of such Notes or interest checks and all rights of such Noteholders against the Issuer under the Notes or interest checks or under this Indenture shall thereupon cease and determine, and the sole right of such Noteholders shall thereafter be against such deposit. If any Note or interest check shall not be presented for payment within the period of two years following its payment or redemption date, the Indenture Trustee shall return to the Issuer the money theretofore held by it for payment of such Note or interest check, and such Note or interest check shall (subject to the defense of any applicable statute of limitation) thereafter be an unsecured obligation of the Issuer. The Indenture Trustee's responsibility for any such money shall cease upon remittance thereof to the Issuer.

        Section 9.08. Security Agreement. This Indenture constitutes a security agreement under the Delaware Uniform Commercial Code.

        Section 9.09. Laws Governing. It is the intent of the parties hereto that this Indenture shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to its conflicts of law provisions. This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

        Section 9.10. Severability. If any covenant, agreement, waiver, or part thereof in this Indenture is prohibited by any pertinent law or under any pertinent law would render this Indenture invalid or unenforceable or impair the lien hereof, then each such covenant, agreement, waiver, or part thereof shall be and is hereby declared to be wholly ineffective, and this Indenture shall be construed as if the same were not included herein.

        Section 9.11. Exhibits. The terms of the Schedules and Exhibits, if any, attached to this Indenture are incorporated herein in all particulars.

        Section 9.12. Non-Business Days. Except as may otherwise be provided herein, if the date for making payment of any amount hereunder or on any Note, or if the date for taking any action hereunder, is not a Business Day, then such payment can be made without accruing further interest or action can be taken on the next succeeding Business Day, with the same force and effect as if such payment were made when due or action taken on such required date. If any notice is received on a day that is not a Business Day, it will be deemed received on the next Business Day.

        Section 9.13. Parties Interested Herein. Nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give to, any person or entity, other than the Issuer, the Indenture Trustee, the paying agent, if any, and the holders of the Obligations, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Indenture made by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Indenture Trustee, the paying agent, if any, and the holders of the Obligations.

        Section 9.14. Obligations Are Limited Obligations. The Notes and the obligations of the Issuer contained in this Indenture are special, limited obligations of the Issuer, secured by and payable solely from the Trust Estate herein provided. The Issuer shall not be obligated to pay the Notes, the interest thereon, or any other obligation created by or arising from this Indenture from any other source.

        Section 9.15. Counterparty Rights. Notwithstanding any provision of this Indenture, no Counterparty that is in default under any Derivative Product with the Issuer shall have any of the rights granted to a Counterparty or as a Noteholder hereunder.

        Section 9.16. Disclosure of Names and Addresses of Noteholders. Noteholders by receiving and holding the same, agree with the Issuer and the Indenture Trustee that neither the Issuer nor the Indenture Trustee nor any Securities Depository shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Noteholders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

        Section 9.17. Aggregate Principal Amount of Obligations. Whenever in this Indenture reference is made to the aggregate principal amount of any Obligations, such phrase shall mean, at any time, the principal amount of any Notes and the Derivative Value of any Derivative Product.

        Section 9.18. Financed Student Loans. The Issuer expects to acquire Student Loans and to pledge Student Loans to the Indenture Trustee, in accordance with this Indenture, which Student Loans, upon becoming subject to the lien of this Indenture, constitute Financed Student Loans, as defined herein. If for any reason a Financed Student Loan does not constitute a Student Loan, or ceases to constitute a Student Loan, such loan shall continue to be subject to the lien of this Indenture as a Financed Student Loan.

        Section 9.19. Limitation of Liability of the Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by the Owner Trustee, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, and (c) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or the other Basic Documents.

                                    ARTICLE X

                        PAYMENT AND CANCELLATION OF NOTES
                          AND SATISFACTION OF INDENTURE

        Section 10.01. Trust Irrevocable. The trust created by the terms and provisions of this Indenture is irrevocable until the indebtedness secured hereby (the Notes and interest thereon) and all Issuer Derivative Payments are fully paid or provision made for its payment as provided in this Article X.

        Section 10.02. Satisfaction of Indenture.

                (a) If the Issuer shall pay, or cause to be paid, or there shall otherwise be paid (i) to the Noteholders, the principal of and interest on the Notes, at the times and in the manner stipulated in this Indenture and (ii) to each Counterparty, all Issuer Derivative Payments then due, then the pledge of the Trust Estate hereunder, and all covenants, agreements, and other obligations of the Issuer to the Noteholders and each Counterparty shall terminate. In such event, the Indenture Trustee shall execute and deliver to the Issuer all such instruments as may be desirable to evidence such discharge and satisfaction, and the Indenture Trustee shall pay over or deliver all money held by it under this Indenture to the party entitled to receive the same under this Indenture.

                (b) Notes or interest installments shall be deemed to have been paid within the meaning of Section 10.02(a) hereof if money for the payment or redemption thereof has been set aside and is being held in trust by the Indenture Trustee at the Stated Maturity Date or earlier redemption date thereof. Any Outstanding Note or Derivative Product shall, prior to the Stated Maturity Date or earlier redemption thereof, be deemed to have been paid within the meaning and with the effect expressed in Section 10.02(a) hereof if (i) such Note or Derivative Product is to be redeemed on any date prior to its Stated Maturity Date and (ii) the Issuer shall have given notice as provided herein of redemption on such date, and (iii) there shall have been deposited with the Indenture Trustee an amount (which shall be invested in Eligible Investments) that, together with any money deposited with the Indenture Trustee by the Issuer for such purpose, shall be sufficient to pay when due the principal of and interest to become due on such Notes or Derivative Products on or prior to the redemption date or Stated Maturity Date thereof, as the case may be.

                (c) Any Issuer Derivative Payments are deemed to have been paid and the applicable Derivative Product terminated when payment of all Issuer Derivative Payments due and payable to each Counterparty under its respective Derivative Product have been made or duly provided for to the satisfaction of each Counterparty and the respective Derivative Product has been terminated.

                (d) In no event shall the Indenture Trustee deliver over to the Issuer any Financed Student Loans originated under the Higher Education Act unless the Issuer is an Eligible Lender, if the Higher Education Act or Regulations then in effect require the owner or holder of such Financed Student Loans to be an Eligible Lender.

        Section 10.03. Cancellation of Paid Notes. Any Notes which have been paid or purchased by the Issuer, mutilated Notes replaced by new Notes, and any temporary Note for which definitive Notes have been delivered shall (unless otherwise directed by the Issuer by Issuer Order) forthwith be canceled by the Indenture Trustee and, except for temporary Notes, returned to the Issuer.

                                   ARTICLE XI

                                   TERMINATION

        Section 11.01. Termination of the Trust.

                (a) The respective obligations of the Depositor, the Servicer, the Indenture Trustee with respect to the Financed Student Loans shall terminate upon:

                        (i) the deposit of all amounts held by or on behalf of
                the Trust by the Indenture Trustee to the Revenue Fund for payment of Noteholders or other Persons in the order and priority provided for in this Indenture or any Supplemental Indenture; and

                        (ii) the payment of Noteholders or other Persons in the
                order and priority provided for in this Indenture or any Supplemental Indenture,

        on the Distribution Date coinciding with or following the earlier to occur of (X) the purchase by the Servicer of all of the Financed Student Loans remaining in the trust, and (Y) the final payment or liquidation of the last Financed Student Loan remaining in the Trust, [provided however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof]. The Issuer shall cause the Servicer to promptly notify the Indenture Trustee of any prospective termination pursuant to this Section 11.01.

                (b) Notice of any prospective termination, specifying the Note Distribution Date for payment of the final distribution and requesting the surrender of the Notes for cancellation, shall be given promptly by the Indenture Trustee by letter to Noteholders mailed not less than [ten
        (10)] nor more than [fifteen (15)] days preceding the specified Note Distribution Date stating (i) the Note Distribution Date upon which final payment of the Notes shall be made, (ii) the amount of any such final payment, and (iii) the location for presentation and surrender of the Notes. Payment of the final distribution shall be made only upon presentation and surrender of the Notes at the corporate trust office of the Indenture Trustee specified in the notice.

        Section 11.02. Notice. The Indenture Trustee shall give notice of termination of the Trust to the Issuer and each Rating Agency.

        Section 11.03. [Optional Purchase of Financed Student Loans/ Clean-Up Call]. The Servicer shall have the right to purchase all of the Financed Student Loans remaining in the Trust pursuant to clause (X) of Section 11.01 no later than the Distribution Date coinciding or following the month in which the Notes will be retired; provided however, that the Servicer may only exercise its option on the Distribution Date following any date on which the total principal balance of all the student loans then outstanding is less than 10% of the highest principal balance of all student loans outstanding at the end of any calendar month during the term of the indenture, if (i) such 10% condition is true on such Distribution Date, (ii) the purchase price, which shall be equal to the aggregate fair market value of such student loans (as determined by the Servicer and the Indenture Trustee) together with accrued interest, shall be [at least equal to the Outstanding principal balance of the Financed Student Loans plus accrued and unpaid interest][sufficient to pay the principal and accrued interest on all the notes then outstanding], and (iii) no applicable event of default shall have occurred and be continuing with respect to the Servicer on such Distribution Date.

                                   ARTICLE XII

                             REPORTING REQUIREMENTS

        Section 12.01. Annual Statement as to Compliance. The Issuer shall cause the Servicer to deliver to each Rating Agency, the Indenture Trustee and the Issuer, on or before September 15 of each year, beginning with September 15, 2004, a certificate stating that (a) a review of the activities of the Servicer during the preceding calendar year and of its performance under the Servicing Agreement has been made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the Servicing Agreement throughout such year, or, there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

        Section 12.02. Annual Independent Public Accountants' Servicing Report. On or before September 15 of each year, beginning September 15, 2004, the Issuer shall cause the Servicer at its expense to cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to each Rating Agency, the Issuer and the Indenture Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Financed Student Loans (during the preceding fiscal year) under the Servicing Agreement and that, on the basis of such examination, such servicing has been conducted in compliance with such servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, requires it to report and that are set forth in such report.

        Section 12.03. Servicer's Certificate. Each month, not later than the fifteenth day of each month, the Issuer shall cause the Servicer to deliver to the Indenture Trustee a certificate certified by an officer of the Servicer certifying to the accuracy of the monthly statement contemplated by Section 12.04.

        Section 12.04. Statements to Noteholders. On or before the fifteenth
(15th) day of each month, the Issuer shall provide or cause to be provided to the Indenture Trustee (with a copy to the Rating Agencies), for the Indenture Trustee to forward within five (5) days of receipt to each Noteholder, a statement setting forth, to the extent available, the following information with respect to the Notes and Financed Student Loans as of the end of the preceding month, to the extent applicable;

                (a) the amount of payments with respect to each series of Notes paid with respect to principal during the preceding month;

                (b) the amount of payments with respect to each series of Notes paid with respect to interest during the preceding month;

                (c) the amount of the payments allocable to any interest that was carried over together with the amount of any remaining outstanding interest that was carried over;

                (d) the principal balance of Financed Student Loans as of the close of business on the last day of the preceding month;

                (e) the aggregate outstanding principal amount of the Notes of each series as of the close of business on the last day of the preceding month, after giving effect to payments allocated to principal reported under clause (a) above;

                (f) the interest rate for any series of variable rate Notes, indicating how such interest rate is calculated;

                (g) the amount of the servicing fees allocated to the Servicer as of the close of business on the last day of the preceding month;

                (h) the amount of the administration fee, the auction agent fee, market agent fee, calculation agent fee and the trustee fee, if any, allocated as of the close of business on the last day of the preceding month;

                (i) the amount of the Recoveries of Principal and interest received during the preceding month relating to Financed Student Loans;

                (j) the amount of the payment attributable to amounts in the Reserve Fund, the amount of any other withdrawals from the Reserve Fund and the balance of the Reserve Fund as of the close of business on the last day of the preceding month;

                (k) the portion, if any, of the payments attributable to amounts on deposit in the Acquisition Fund;

                (l) the aggregate amount, if any, paid by the Indenture Trustee to acquire Student Loans from amounts on deposit in the Acquisition Fund during the preceding month;

                (m) the amount remaining in the Acquisition Fund that has not been used to acquire Student Loans and is being transferred to the Revenue Fund;

                (n) the aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during the preceding month;

                (o) the number and principal amount of Financed Student Loans, as of the close of business on the last day of the preceding month, that are (i) 31 to 60 days delinquent, (ii) 61 to 90 days delinquent, (iii) 91 to 120 days delinquent, (iv) 121 to 150 days delinquent, (v) 151 to 180 days delinquent, (vi) 181 to 220 days delinquent and (vii) for which claims have been filed with the appropriate Guarantee Agency and which are awaiting payment;

                (p) the Value of the Trust Estate and the principal amount of the Notes Outstanding as of the close of business on the last day of the preceding month; and

                (q) the number and percentage by dollar amount of (i) rejected federal reimbursement claims for Financed Student Loans, (ii) Financed Student Loans in forbearance and (iii) Financed Student Loans in deferment.

        A copy of the statements referred to above may be obtained by any Noteholder by a written request to the Indenture Trustee, addressed to its Corporate Trust Office.

        Section 12.05. Certifications For Periodic Reports. At least two (2) Business Days prior to the date that any Periodic Report is required to be filed with respect to the Trust or the Issuer, the Indenture Trustee shall execute and deliver to the Servicer a certificate in the form of Exhibit B attached hereto.

        IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                                        PHEAA STUDENT LOAN TRUST I

                                        By: WACHOVIA BANK OF DELAWARE,
                                            NATIONAL ASSOCIATION
                                            not in its individual capacity
                                            but solely as Owner Trustee

                                        By: /s/
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------


                                        MANUFACTURERS AND TRADERS TRUST COMPANY,
                                            not in its individual capacity
                                            but solely as Indenture Trustee

                                        By: /s/
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------


                                        Acknowledged and accepted as to the
                                        Granting Clauses as of the day and year
                                        first above written:

                                        MANUFACTURERS AND TRADERS TRUST COMPANY,
                                            not in its individual capacity but
                                            solely as Eligible Lender Trustee

                                        By: /s/
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------


                                        PENNSYLVANIA STUDENT LOAN FOUNDATION,
                                        INC., as Depositor, solely for the
                                        purpose of being subject to Section 4.22 hereof

                                        By: /s/
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

        PHEAA hereby acknowledges and accepts the duties and obligations assigned to the Servicer in Article XII hereof.

                                        PENNSYLVANIA HIGHER EDUCATION ASSISTANCE
                                        AGENCY, as Servicer

                                        By: /s/
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT A

                      STUDENT LOAN ACQUISITION CERTIFICATE

        This Student Loan Acquisition Certificate is submitted pursuant to the provisions of Section 5.02 of the Indenture of Trust, dated as of _________, 2003 (the "Indenture"), among PHEAA Student Loan Trust I (the "Issuer"), Manufacturers and Traders Trust Company, as Indenture Trustee and as Eligible Lender Trustee. All capitalized terms used in this Certificate and not otherwise defined herein shall have the same meanings given to such terms in the Indenture. In your capacity as Indenture Trustee, you are hereby authorized and requested to disburse to PHEAA the sum of $_________________ (or, in the case of an exchange, the Student Loans listed in Exhibit A hereto) for the acquisition of Student Loans. With respect to the Student Loans so to be acquired, the Issuer hereby certifies as follows:

        1. The Student Loans to be acquired are those specified in Schedule A attached hereto (the "Acquired Student Loans"). The remaining unpaid principal amount of each Acquired Student Loan is as shown on such Schedule A.

        2. The amount to be disbursed pursuant to this Certificate does not exceed the amount permitted by Section 5.02 of the Indenture (or, if a Financed Student Loan is being sold in exchange for an Acquired Student Loan under the Indenture, the aggregate unpaid principal amount of, and accrued interest on, such Financed Student Loan does not exceed the amount permitted by Section 5.02 of the Indenture).

        3. Each Acquired Student Loan is a Student Loan authorized to be acquired by the Indenture.

        4. You have been previously, or are herewith, provided with the following items (the items listed in (a), (b), (c), (d), (e) and (f) have been received and are being retained, on your behalf, by the Issuer or the Servicer):

        (a) a copy of the Loan Sale and Contribution Agreement between the Issuer and the Eligible Lender with respect to the Acquired Student Loans;

        (b) with respect to each Insured Loan included among the Acquired Student Loans, the Certificate of Insurance relating thereto;

        (c) with respect to each Guaranteed Loan included among the Acquired Student Loans, a certified copy of the Guarantee Agreement relating thereto;

        (d) an opinion of counsel to the Issuer specifying each action necessary to perfect a security interest in all Student Loans to be acquired by the Issuer pursuant to the Loan Sale and Contribution Agreement in favor of the Indenture Trustee in the manner provided for by the provisions of 20 U.S.C. SS 1082
(m)(1)(E), as applicable (you are authorized to rely on the advice of a single blanket opinion of counsel to the Issuer until such time as the Issuer shall provide any amended opinion to you);

        (e) evidence that the promissory notes evidencing the Acquired Student Loans have had stamped thereon or affixed thereto (individually or by blanket endorsement) a notice specifying that they have been assigned to the Indenture Trustee with all necessary endorsements; and

        (f) instruments duly assigning the Acquired Student Loans to the Indenture Trustee.

        5. The Issuer is not, on the date hereof, in default under the Indenture or in the performance of any of its covenants and agreements made in the Loan Sale and Contribution Agreement relating to the Acquired Student Loans, and, to the best knowledge of the Issuer, the Eligible Lender is not in default under the Loan Sale and Contribution Agreement applicable to the Acquired Student Loans. The Issuer is not aware of any default existing on the date hereof under any of the other documents referred to in paragraph 4 hereof, nor of any circumstances that would reasonably prevent reliance upon the opinion of counsel referred to in paragraph 4(d) hereof.

        6. All of the conditions specified in the Loan Sale and Contribution Agreement applicable to the Acquired Student Loans and the Indenture for the acquisition of the Acquired Student Loans and the disbursement hereby authorized and requested have been satisfied; provided that the Issuer may waive the requirement of receiving an opinion of counsel from the counsel to the Seller.

        7. If a Financed Student Loan is being sold in exchange for an Acquired Student Loan, the final expected maturity date of such Acquired Student Loan shall be substantially similar to that of the Financed Student Loan being sold and such sale and exchange shall not adversely affect the ability of the Trust Estate to make timely principal and interest payments on the Obligations.

        8. With respect to all Acquired Student Loans which are Insured, Insurance is in effect with respect thereto, and with respect to all Acquired Student Loans that are Guaranteed, the Guarantee Agreement is in effect with respect thereto.

        9. The Issuer is not in default in the performance of any of its covenants and agreements made in any Contract of Insurance or the Guarantee Agreement applicable to the Acquired Student Loans.

        10. The undersigned is authorized to sign and submit this Certificate on behalf of the Issuer.

        11. Student Loans are being acquired at a price that permits the results of the cash flow analyses provided to the Rating Agencies on the Closing Date to be sustained.

        WITNESS my hand this __th day of __________, 200_.


                                        PHEAA STUDENT LOAN TRUST I,
                                         as Issuer

                                        By: PENNSYLVANIA HIGHER EDUCATION
                                            ASSISTANCE AGENCY,
                                            as Administrator

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                             SCHEDULE A to EXHIBIT A


                          Student Loans To Be Acquired
                          (On file with the Custodian)

                                    EXHIBIT B

                        Certification For Periodic Report

                                                                    Appendix "A"

                                   DEFINITIONS

        The words "hereof", "herein", and "hereunder" and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; references to any Article, Section or Exhibit are references to Articles, Sections, and Exhibits in or to this Indenture unless otherwise specified; and the term "including" means "including without limitation".

                "Accounts" shall mean any accounts established pursuant to the Indenture (including accounts associated with any Fund).

                "Acquisition Fund" shall have the meaning set forth in Section
5.02 of the Indenture, including any Accounts and Subaccounts created therein.

                "Additional Cut-off Date" shall mean the date set forth in the related Supplemental Indenture with respect to any pool of Additional Financed Student Loans upon which the unpaid principal balance of such loans shall be determined for purposes of the related Loan Sale and Contribution Agreements.

                "Additional Financed Student Loan" shall mean a Student Loan sold or contributed by PHEAA to the Depositor, and sold by the Depositor to the Issuer, and pledged to the Indenture Trustee on a Date of Determination occurring after the initial Date of Determination, together with all earnings, dividends, distributions or monies due or to become due thereon after the related Cutoff Date.

                "Additional Guarantor" shall mean a Federal Guarantor (other than an initial Guarantor) of a Financed Student Loan (other than an initial Financed Student Loan) that has entered into a guarantee agreement with the Eligible Lender Trustee.

                "Add-on Consolidation Loan" shall mean a Student Loan included in the Trust Estate, the principal balance of which is added to an existing Consolidation Loan during the Add-on Period, as required by the Higher Education Act.

                "Add-on Period" shall mean, for each series of Notes issued under the Indenture, the period of [180] days after the last date of origination of any Consolidation Loan acquired by the Issuer with the proceeds of such Note offering.

                "Administration Agreement" shall mean the Administration Agreement dated as of _________, 2003, between the Issuer and the Administrator.

                "Administration Fee" shall have the meaning set forth in the Administration Agreement.

                "Administrator" shall mean The Pennsylvania Higher Education Assistance Agency, in its capacity as administrator of the Issuer and the Financed Student Loans, and any successor thereto.

                "Administrator Default" shall have the meaning set forth in
Section 12 of the Administration Agreement.

                "Administrator's Certificate" shall mean the certificate of the Administrator delivered pursuant to Section 2(b)(ii) of the Administration Agreement.

                "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                "Agent Member" shall mean a member of, or participant in, the securities depository.

                "Authorized Officer" shall mean (i) with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on a Closing Date (as such list may be modified or supplemented from time to time thereafter) and (ii) with respect to the Depositor, the Seller, the Servicer and the Administrator, any officer or other authorized representative of the Depositor, the Seller, the Servicer or the Administrator, respectively, who is authorized to act for the Depositor, the Seller, the Servicer or the Administrator, respectively, in matters relating to itself or to the Issuer and who is identified on the list of Authorized Officers delivered by the Depositor, the Seller, the Servicer and the Administrator, respectively, to the Indenture Trustee on a Closing Date (as such list may be modified or supplemented from time to time thereafter).

                "Authorized Representative" shall mean, when used with reference to the Issuer, (i) an Authorized Officer or (ii) any affiliate organization or other entity authorized by the Issuer to act on the Issuer's behalf.

                ["Available Funds" shall have the meaning given in the Supplemental Indenture.]

                "Basic Documents" shall mean the Trust Agreement, the Indenture, the Supplemental Indentures, the Eligible Lender Trust Agreements, the Loan Sale and Contribution Agreements, the Servicing Agreement, the Subservicing Agreements, the Administration Agreement, the Custody Agreement, the Guarantee Agreements, the Auction Agency Agreement, the Underwriting Agreement, any Swap Agreement and other documents and certificates delivered in connection with any thereof.

                "Borrower" shall mean an individual who is the maker of a Borrower Note and who obtains a Student Loan from an "eligible lender" in accordance with the Higher Education Act and the policies and procedures of a Guarantor.

                "Borrower Note" shall mean a promissory note of a Borrower for a Student Loan set forth on the appropriate form furnished by the Guarantor and which Borrower Note meets the criteria set forth by the Higher Education Act and the policies and procedures of the Guarantor.

                "Business Day" shall mean (i) with respect to calculating the London Interbank Offered Rate for deposits in U.S. dollars, any day on which banks in New York City and London, England are open for the transaction of international business, and (ii) for all other purposes, any day other than (a) a Saturday or a Sunday, or (b) a day on which banking institutions or trust companies in the Commonwealth of Pennsylvania, or in the city in which the Corporate Trust Office of the Indenture Trustee is located, are authorized or obligated by law, regulation or executive order to remain closed.

                "Carryover Servicing Fee" shall mean _________________.

                "Certificate of Insurance" shall mean any Certificate evidencing a Financed Student Loan is Insured pursuant to a Contract of Insurance.

                "Certificate of Trust" shall mean the certificate filed with the Delaware Secretary of State establishing the Issuer under Delaware Law.

                "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                "Closing Date" shall mean with respect to any Series, the date upon which such Notes are to be originally issued and delivered to an underwriter or placement agent in accordance with this Indenture and the related Supplemental Indenture.

                ["Closing Date" shall mean, with respect to a Financed Student Loan, the date upon which such Financed Student Loan is sold to the Issuer.]

                "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including applicable temporary and proposed regulations, relating to such section that are applicable to the Notes or the use of the proceeds thereof. A reference to any specific section of the Code shall be deemed also to be a reference to the comparable provisions of any enactment that supersedes or replaces the Code from time to time.

                "Collateral" shall mean the assets pledged as security under the granting clauses of the Indenture.

                "Commission" shall mean the Securities and Exchange Commission.

                "Consolidation Fee" shall mean any federal origination fee, Monthly Rebate Fee or similar fee payable to the Department relating to the origination or ownership of Consolidation Loans.

                "Consolidation Loan" shall mean a Student Loan made pursuant to
Section 428C of the Higher Education Act to consolidate the Borrower's obligations under various federally authorized student loan programs into a single loan, as supplemented by the addition of any related Add-on Consolidation Loan.

                "Contract of Insurance" shall mean the contract of insurance between the Eligible Lender and the Secretary.

                "Corporate Trust Office" shall mean (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at a Closing Date is located at ______________________ telephone: _____________;
facsimile: _______________ or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Depositor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Depositor) and (ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at _________________________________ telephone: _____________; facsimile:
_______________ or at such other address as the Eligible Lender Trustee may designate by notice to the Depositor, or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the Depositor).

                "Counterparty" shall mean any party obligated to make Counterparty Derivative Payments under a Derivative Product, and which, at the time of entering into such Derivative Product is rated at least "AA" or "A-1" or its equivalent from a Rating Agency.

                "Counterparty Derivative Payment" shall mean any payment to be made to, or for the benefit of, the Issuer under a Derivative Product.

                "Custodian" shall mean the Servicer or a Subservicer in its capacity as custodian of the Borrower Notes or any permitted successor Custodian.

                "Custody Agreement" shall mean any Custody Agreement, between the Servicer or Subservicer and a Custodian.

                "Cutoff Date" shall mean, with respect to the initial pool of Financed Student Loans, _____________; and with respect to any Financed Student Loans subsequently acquired by the Issuer, the date upon which such Financed Student Loans are transferred to the Issuer, or such other Cutoff Date as may be set forth in the related Supplemental Indenture.

                "Default" shall mean any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                "Deferral" shall mean the period defined by the Higher Education Act and the policies of the related Guarantor during which a Borrower (in Repayment) is entitled to postpone making payments upon the submission of appropriate documentation.

                "Definitive Note" shall mean a fully registered Note represented by a physical certificate.

                "Delivery" when used with respect to Trust Account Property shall mean: (i) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute instruments and are susceptible of physical delivery ("Physical Property"): (a) transfer of possession thereof to the Indenture Trustee, endorsed to, or registered in the name of, the Indenture Trustee or its nominee or endorsed in blank; (ii) with respect to a certificated security: (a) delivery thereof in bearer form to the Indenture Trustee; or (b) delivery thereof in registered form to the Indenture Trustee; and (1) the certificate is endorsed to the Indenture Trustee or in blank by effective endorsement; or (2) the certificate is registered in the name of the Indenture Trustee, upon original issue or registration of transfer by the issuer of such security; (iii) with respect to an uncertificated security: (a) the delivery of the uncertificated security to the Indenture Trustee; or (b) the issuer of such uncertificated security has agreed that it will comply with instructions originated by the Indenture Trustee without further consent by the registered owner; (iv) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations: (a) a Federal Reserve Bank by book entry credits the book-entry security to the securities account (as defined in 31 CFR Part 357) of a participant (as defined in 31 CFR Part 357) which is also a securities intermediary; and (b) the participant indicates by book entry that the book-entry security has been credited to the Indenture Trustee's securities account; (v) with respect to a security entitlement: (a) the Indenture Trustee becomes the entitlement holder; or (b) the securities intermediary has agreed that it will comply with entitlement orders originated by the Indenture Trustee without further consent by the entitlement holder. For the purpose of clauses
(ii) and (iii) hereof "delivery" shall mean: (a) with respect to a certificated security: (1) the Indenture Trustee acquires possession thereof; (2) another person (other than a securities intermediary) either acquires possession thereof on behalf of the Indenture Trustee or, having previously acquired possession thereof, acknowledges that it holds for the Indenture Trustee; or (3) a securities intermediary acting on behalf of the Indenture Trustee acquires possession of thereof, only if the certificate is in registered form and has been specially endorsed to the Indenture Trustee by an effective endorsement;
(b) with respect to an uncertificated security: (1) the issuer thereof registers the Indenture Trustee as the holder of record, upon original issue or registration of transfer; or (2) another Person (other than a securities intermediary) either (A) becomes the holder of record thereof on behalf of the Indenture Trustee or, (B) if such Person is already a holder of record on behalf of the Indenture Trustee, such Person acknowledges that it holds such record ownership for the Indenture Trustee; (vi) for purposes of this definition, except as otherwise indicated, the following terms shall have the meaning assigned to each such term in the UCC: (a) "certificated security" (b) "effective endorsement" (c) "entitlement holder" (d) "instrument" (e) "securities account" (f) "securities entitlement" (g) "securities intermediary"
(h) "uncertificated security".

                "Department" shall mean the United States Department of Education, an agency of the federal government.

                "Depositor" shall mean PHEAA Student Loan Foundation, Inc., a Pennsylvania nonprofit corporation.

                "Derivative Payment Date" shall mean, with respect to a Derivative Product, any date specified in such Derivative Product on which both or either of the Issuer Derivative Payment and/or a Counterparty Derivative Payment is due and payable under such Derivative Product.

                "Derivative Product" shall mean a written contract or agreement between the Issuer and a Counterparty that provides that the Issuer's obligations thereunder will be conditioned on the absence of (i) a failure by the Counterparty to make any payment required thereunder when due and payable, or (ii) a default thereunder with respect to the financial status of the Counterparty, and: (a) under which the Issuer is obligated to pay (whether on a net payment basis or otherwise) on one or more scheduled and specified Derivative Payment Dates, the Issuer Derivative Payments in exchange for the Counterparty's obligation to pay (whether on a net payment basis or otherwise), or to cause to be paid, to the Issuer, Counterparty Derivative Payments on one or more scheduled and specified Derivative Payment Dates in the amounts set forth in the Derivative Product; (b) for which the Issuer's obligation to make Issuer Derivative Payments may be secured by a pledge of and lien on the Trust Estate on an equal and ratable basis with any class of the Issuer's Outstanding Notes and which Issuer Derivative Payments may be equal in priority with any priority classification of the Issuer's Outstanding Notes; and (c) under which Counterparty Derivative Payments are to be made directly to the Indenture Trustee for deposit into the Revenue Fund.

                "Derivative Value" shall mean the value of the Derivative Product, if any, to the Counterparty, provided that such value is defined and calculated in substantially the same manner as amounts are defined and calculated pursuant to the applicable provisions of an ISDA Master Agreement.

                "Determination Date" shall mean with respect to (i) a principal payment date, sixteen calendar days preceding such date and, (ii) an interest payment date, the third Business Day preceding such date.

                "Distribution Date" shall mean, with respect to any Note, the Stated Maturity of such Note and the date upon which any regularly scheduled payment of principal or interest is due with respect to such Note, each as set forth in the related Supplemental Indenture.

                "Due Period" shall mean, with respect to the first Distribution Date, the period beginning on the Closing Date and ending on __________, and with respect to each subsequent Distribution Date the Due Period means the calendar month preceding the month in which such Distribution Date occurs, or such other period set forth with respect to any Class of Notes in the related Supplemental Indenture.

                "Eligible Deposit Account" shall mean either (i) a segregated account with a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), that has either a long-term unsecured debt rating, a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, and whose deposits are insured by the Federal Deposit Insurance Corporation; or (ii) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in the account, so long as any unsecured notes of the depository institution have an investment grade credit rating from each Rating Agency.

                "Eligible Investments" shall mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence: (i) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America; (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause
(i) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby; (iii) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby; (iv) investments in money market funds having a rating from Moody's and each of the other Rating Agencies rating such fund, in the highest investment category granted thereby (including funds for which the Indenture Trustee, the Servicer or the Eligible Lender Trustee or any of their respective Affiliates is investment manager or advisor); (v) bankers' acceptances issued by any depository institution or trust company referred to in clause (ii) above; (vi) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above; (vii) any other investment permitted by each of the Rating Agencies as set forth in a writing delivered to the Indenture Trustee. No obligation will be considered to be rated in the highest investment category if it has an "r" highlighter affixed to its rating.

                "Eligible Lender" shall mean any "Eligible Lender," as defined in the Higher Education Act, and which has received an eligible lender designation from the Secretary with respect to Student Loans made under the Higher Education Act.

                "Eligible Lender Trustee" shall mean Manufacturers and Traders Trust Company, a New York corporation, not in its individual capacity but solely as Eligible Lender Trustee under the Eligible Lender Trust Agreement and any successor Eligible Lender Trustee.

                "Eligible Lender Trust Agreement" shall mean the Eligible Lender Trust Agreement dated as of _____________, 2003 between the Issuer and the Eligible Lender Trustee.

                "Event of Bankruptcy" shall mean, with respect to any Person, that (i) the Person shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (ii) an involuntary case or other proceeding shall have been commenced against the Person seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

                "Events of Default" shall have the meaning set forth in Article VI of the Indenture.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                "Federal Guarantor" shall mean a state or private non-profit guarantor that guarantees the payment of principal of and interest on any of the Financed Student Loans, which agency is reinsured by the Department under the Higher Education Act for between (i) 80% and 100% of the amount of default claims paid by such Federal Guarantor for a given federal fiscal year for loans disbursed prior to October 1, 1993, for 78% to 98% of default claims paid for loans disbursed on or after October 1, 1993 but prior to October 1, 1998 and
(ii) 75% to 95% of the amount of default claims paid by such Federal Guarantor for a given federal fiscal year for loans disbursed on or after October 1, 1998 and for 100% of death, disability, bankruptcy, closed school and false certification claims paid.

                "FFELP Loan" shall mean a Student Loan made pursuant to the Higher Education Act.

                "Financed" or "Financing," when used with respect to Student Loans, shall mean or refer to Student Loans (i) acquired by the Issuer with balances in the Acquisition Fund or otherwise deposited in or accounted for in the Acquisition Fund or otherwise constituting a part of the Trust Estate and
(ii) Student Loans substituted or exchanged for Financed Student Loans, but does not include Student Loans released from the lien of the Indenture and sold or transferred, to the extent permitted by the Indenture.

                "Financed Student Loans" shall mean (i) Student Loans that, as of any date of determination, have been conveyed to the Issuer pursuant to a Loan Sale and Contribution Agreement, and which are administered in accordance with the terms of the Indenture (including any such Student Loans for which the principal balance is increased by the principal balance of any related Add-on Consolidation Loan); and (ii) any Qualified Substitute Student Loans conveyed to the Issuer as provided in Section 6 of the Loan Sale and Contribution Agreement.

                "Fiscal Year" shall mean the fiscal year of the Issuer as established from time to time.

                "Fitch" shall mean Fitch Ratings or any successor thereto.

                "Fund" shall mean the Acquisition Fund, the Revenue Fund, the Reserve Fund, and any other fund established pursuant to this Indenture or any Supplemental Indenture, together with all Accounts and Subaccounts related thereto.

                "Grace" shall mean the initial period following reduction by the student Borrower to less than the minimum course load required by the Higher Education Act, during which the student Borrower is not required to make payments on the principal amount of the Borrower Note(s).

                "Guarantee" or "Guaranteed" shall mean, with respect to a Student Loan, the insurance or guarantee by the Guaranty Agency pursuant to such Guaranty Agency's Guarantee Agreement of the maximum percentage of the principal of and accrued interest on such Student Loan allowed by the terms of the Higher Education Act with respect to such Student Loan at the time it was originated and the coverage of such Student Loan by the federal reimbursement contracts, providing, among other things, for reimbursement to the Guaranty Agency for payments made by it on defaulted Student Loans insured or guaranteed by the Guaranty Agency of at least the minimum reimbursement allowed by the Higher Education Act with respect to a particular Student Loan.

                "Guaranty Agency" shall mean any entity authorized to guarantee student loans under the Higher Education Act and with which the Eligible Lender Trustee maintains a Guarantee Agreement.

                "Guarantee Agreement" shall mean a guaranty or lender agreement between the Eligible Lender Trustee and any Guaranty Agency, and any amendments thereto.

                "Guarantee Payment" shall mean any payment made by a Guarantor pursuant to a Guarantee Agreement in respect of a Student Loan.

                "Guarantor" shall mean the Federal Guarantor with respect to any Financed Student Loan, any successor guarantor thereto, and any additional guarantors.

                "Higher Education Act" shall mean the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

                "Highest Priority Obligations" shall mean, (a) at any time when Senior Obligations are Outstanding, the Senior Obligations, (b) at any time when no Senior Obligations are Outstanding, the Subordinate Obligations, (c) at any time when no Senior Obligations or Subordinate Obligations are Outstanding, the Junior-Subordinate Obligations (and any priorities as between Junior-Subordinate Obligations as shall be established by Supplemental Indentures) and (d) at any time when no Senior Obligations, Subordinate Obligations, or Junior-Subordinate Obligations are Outstanding, the Residual Obligations.

                "Indenture" shall mean the Indenture dated as of _________, 2003, among the Issuer, the Eligible Lender Trustee and the Indenture Trustee, as amended and supplemented from time to time.

                "Indenture Trust Estate" shall mean all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests pledged to the Indenture Trustee), including all proceeds thereof.

                "Indenture Trustee" shall mean Manufacturers and Traders Trust Company, a New York corporation, not in its individual capacity but solely as Indenture Trustee under the Indenture, and any successor Indenture Trustee.

                "Independent" shall mean, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                "Initial Cutoff Date" shall mean the close of business on a date set forth in the Supplemental Indenture with respect to the Initial Financed Student Loans.

                "Initial Financed Student Loan" shall mean a Student Loan sold or contributed by PHEAA to the Depositor, and sold by the Depositor to the Issuer, and pledged to the Indenture Trustee on the Closing Date, together with all earnings, dividends, distributions or monies due or to become due thereon after the Initial Cutoff Date.

                "Initial Pool Balance" shall mean the aggregate outstanding principal balance, determined as of the Initial Cutoff Date, of the Initial Financed Student Loans.

                "Initial Pre-funded Amount" shall mean the proceeds received from the sale of the of any initial series of Notes issued hereunder that are not used to purchase the Initial Financed Student Loans or to pay costs of issuance of such Notes and that are to be held in the Acquisition Fund in accordance with Section 5.02 and applied to the purchase of Additional Financed Student Loans or to redeem Notes.

                "Insolvency Event" shall mean, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or for any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of sixty consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

                "Insurance" or "Insured" or "Insuring" shall mean, with respect to a Student Loan, the insuring by the Secretary under the Higher Education Act (as evidenced by a Certificate of Insurance or other document or certification issued under the provisions of the Higher Education Act) of up to 100% of the principal of and accrued interest on such Student Loan.

                "Interest Benefit Payment" shall mean an interest payment on Student Loans received pursuant to the Higher Education Act and an agreement with the federal government, or any similar payments.

                "Interest Subsidy Payments" shall mean payments, designated as such, consisting of interest subsidies by the Department in respect of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

                "Investment Agreement" shall mean any investment agreement for which the Issuer has received a Rating Confirmation.

                "ISDA Master Agreement" shall mean the ISDA Interest Rate and Currency Exchange Agreement, copyright 1992, as amended from time to time, and as in effect with respect to any Derivative Product.

                "Issuer" shall mean PHEAA Student Loan Trust I or any successor thereto and, for purposes of any provision contained in the Indenture and required by the Trust Indenture Act, each other obligor on the Notes.

                "Issuer Derivative Payment" shall mean a payment required to be made by or on behalf of the Issuer to a Counterparty pursuant to a Derivative Product.

                "Issuer Order" and "Issuer Request" shall mean a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

                "Junior-Subordinate Notes" shall mean Notes, the principal of and interest on which is payable on a subordinated basis to the payment of the principal of and interest on the Senior Notes and the Subordinate Notes; provided, however, that any series of the Junior-Subordinate Notes need not necessarily be payable on a parity with all other series of the Junior-Subordinate Notes.

                "Junior-Subordinate Obligations" shall mean Junior-Subordinate Notes and any Derivative Product, the priority of payment of which is equal with that of any series or subseries of Junior-Subordinate Notes.

                "Lien" shall mean a security interest, lien, charge, pledge, equity or encumbrance of any kind, (other than tax liens) and any other liens, if any, that attach to the respective Student Loan by operation of law as a result of any act or omission by the related obligor.

                "Loan Sale Agreements" shall mean (i) that certain Master Loan Sale and Contribution Agreement dated as of __________, 2003 among the Seller, the Depositor and the Eligible Lender Trustee; and (ii) that certain Master Loan Sale Agreement dated as of ___________, 2003 among the Depositor, the Issuer and the Eligible Lender Trustee.

                "Maturity" when used with respect to any Note, shall mean the date on which the principal thereof becomes due and payable as therein or herein provided, whether at its Stated Maturity, by earlier redemption, by declaration of acceleration, or otherwise.

                "Monthly Operating Expenses" shall mean the fees and expenses incurred by the Trust (other than payments due on the Notes or any Derivative Products secured on a parity with any of the Notes), which shall include, without limitation, the fees and permitted expenses of the Servicer, the Administrator, the Indenture Trustee, the Owner Trustee, the Eligible Lender Trustee, Market Agents, Auction Agents, Broker-Dealers, and similar service providers.

                "Moody's" shall mean Moody's Investors Service, Inc. and its successors and assigns.

                "Note" shall mean, individually, any of the Senior Notes, the Subordinate Notes, the Junior-Subordinate Notes and the Residual Notes (and all such notes collectively, the "Notes").

                "Note Counsel" shall mean counsel to the Issuer.

                "Noteholder" shall mean, (i) with respect to a book-entry Note, the Person who is the owner of such book-entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency), and (ii) with respect to a Note held in definitive form, the Person in whose name such Note is registered in the Note registration books maintained by the Indenture Trustee.

                ["Note Rate" shall mean, with respect to an accrual period, the interest rate, specified on the Note [and in the Supplemental Indenture] expressed as a decimal, upon which interest shall accrue and be payable to the Noteholder of such Note.]

                "Obligations" shall mean Senior Obligations, Subordinate Obligations, Junior-Subordinate Obligations and Residual Obligations.

                "Officers' Certificate" shall mean (i) in the case of the Issuer, a certificate signed by any Authorized Officer of the Owner Trustee and delivered to the Indenture Trustee and (ii) in the case of the Seller, the Servicer or the Administrator, a certificate signed by an Authorized Officer of the Seller, the Servicer or the Administrator, as appropriate.

                "Opinion of Counsel" shall mean (i) with respect to the Issuer, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee and shall be in form and substance satisfactory to the Indenture Trustee and (ii) with respect to the Seller, the Administrator, the Servicer or a Federal Guarantor, one or more written opinions of counsel who may be an employee of or counsel to the Seller, the Administrator, the Servicer or such Federal Guarantor, which counsel shall be acceptable to the Indenture Trustee, the Eligible Lender Trustee or the Rating Agencies, as applicable.

                "Outstanding" shall mean, with respect to any date of determination and (i) with respect to a Note, a Note that has been executed, authenticated and delivered pursuant to this Indenture which, as of such date of determination, (a) remains unpaid as to principal or interest and, (b) has not been surrendered for exchange or transfer under Section 2.03 or Section 2.05, and (ii) with respect to a Derivative Product, a Derivative Product that has not expired or been terminated, unless provision has been made for such payment pursuant to Section [10.02] hereof, provided however, for purposes of this definition, Derivative Products that have been terminated or replaced pursuant to Section 3.03 shall not be deemed Outstanding.

                "Owner" means the Depositor and each of its successors in interest as beneficiaries of the Trust pursuant to Article III of the Trust Agreement.

                "Ownership Percentage" with respect to an Owner means the proportion (expressed as a percentage) of the beneficial interest in the Trust held by such Owner.

                "Owner Trustee" shall mean Wachovia Bank of Delaware, National Association, not in its individual capacity, but solely as trustee of the Trust under the Trust Agreement.

                "Periodic Filings" shall mean all filings with respect to the Trust required under Section 15(d) or Section 13 of the Exchange Act, or any successor provisions.

                "Person" shall mean any individual, corporation, estate, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or any government or any agency or political subdivision thereof.

                "Physical Property" shall have the meaning given in the definition of "Delivery".

                "Proceeding" shall mean any suit in equity, action at law or other judicial or administrative proceeding.

                "Program" shall mean the Issuer's program for the purchase of Student Loans, as the same may be modified from time to time.

                "Program Expenses" shall mean (a) the fees and expenses of the Indenture Trustee and the Owner Trustee; (b) the fees and expenses of any auction agent, any market agent, any calculation agent and any broker-dealer then acting under a Supplemental Indenture with respect to auction rate Notes;
(c) the fees and expenses of any remarketing agent then acting under a Supplemental Indenture with respect to variable rate Notes; (d) the fees and expenses due to any credit provider of any Notes for which a credit facility or liquidity facility is in place; (e) the fees of the Administrator, the Servicer and/or Custodian under the administration agreement and any servicing agreement or custodian agreement; (f) the fees and expenses of the Issuer incurred in connection with the preparation of legal opinions and other authorized reports or statements attributable to the Notes and the Financed Student Loans; (g) transfer fees, purchase premiums, loan origination fees and Consolidation Loan rebate fees on Financed Student Loans; (h) fees and expenses associated with the delivery of a substitute credit facility or liquidity facility under a Supplemental Indenture; (i) fees and expenses associated with (but not payments under) Derivative Products; (j) the costs of remarketing any variable rate Notes; and (k) expenses incurred for the Issuer's maintenance and operation of its Program as a direct consequence of the Indenture, the Notes or the Financed Student Loans; including, but not limited to, taxes, the reasonable fees and expenses of attorneys, agents, financial advisors, consultants, accountants and other professionals, attributable to such maintenance and operation, marketing expenses for the Program and a prorated portion of the rent, personnel compensation, office supplies and equipment, travel expenses and other lawful payments made to the Issuer.

                "Purchase Amount" shall mean, with respect to any Financed Student Loan and a date of determination, the amount of the then outstanding unpaid principal balance of such loan plus accrued and unpaid interest at the interest rate set forth in the terms of the related note or other evidence of borrower indebtedness.

                "Qualified Substitute Student Loan" shall mean a Student Loan that (i) was originated under the same loan program and is guaranteed by a Guarantor and entitles the holder thereof to receive interest based on the same interest rate index as the related disqualified Student Loan for which it is to be substituted, and (ii) will not, at any level of such interest rate index, have an interest rate that is less than that of such disqualified Student Loan.

                "Rating" shall mean one of the rating categories of S&P, Fitch and Moody's or any other Rating Agency, provided S&P, Fitch and Moody's or any other Rating Agency, as the case may be, is currently rating the Notes.

                "Rating Agency" shall mean Moody's, S&P and Fitch. If no such organization or successor is any longer in existence, "Rating Agency" shall mean a nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Indenture Trustee, the Eligible Lender Trustee, the Administrator and the Servicer.

                "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have been given prior notice thereof and that each of the Rating Agencies shall have issued a Rating Confirmation.

                "Rating Confirmation" shall mean, as of any date, a letter from each Rating Agency then providing a Rating for any of the Notes, confirming that the action proposed to be taken by the Issuer will not, in and of itself, result in a downgrade of any of the Ratings then applicable to the Notes, or cause any Rating Agency to suspend or withdraw the Ratings then applicable to the Notes.

                "Recoveries of Principal" shall mean all amounts received by the Indenture Trustee from or on account of any Financed Student Loan as a recovery of the principal amount thereof, including scheduled, delinquent and advance payments, payouts or prepayments, proceeds from insurance or from the sale, assignment, transfer, reallocation or other disposition of a Financed Student Loan and any payments representing such principal from the guarantee or insurance of any Financed Student Loan.

                "Regulations" shall mean the Regulations promulgated from time to time by the Secretary or any Guaranty Agency guaranteeing Financed Student Loans.

                "Repayment" shall mean the period of time during which a Borrower is required to make installment payments to repay the aggregate principal amount plus accrued interest of all amounts borrowed by virtue of the Borrower Note(s) executed by such Borrower.

                "Reserve Fund" shall have the meaning set forth in Section 5.04 of the Indenture.

                "Reserve Fund Requirement" shall mean an amount, if any, required to be on deposit in the Reserve Fund with respect to any Notes issued pursuant to the Supplemental Indenture authorizing the issuance of such Notes.

                "Residual Notes" shall mean notes, the principal of and interest on which is payable on a subordinated basis to the payment of the principal of and interest on the Senior Notes, the Subordinate Notes and the Junior-Subordinate Notes and any payments required to satisfy the Reserve Fund Requirement.

                "Residual Obligations" shall mean Residual Notes and any Derivative Product, the priority of payment of which is equal with that of Residual Notes.

                "Responsible Officer" shall mean with respect to the Indenture Trustee, any officer assigned to the Corporate Trust Office of the Indenture Trustee, including any managing director, principal, vice president, assistant vice president, assistant treasurer, assistant secretary, trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the Indenture, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                "Revenue" or "Revenues" shall mean all Recoveries of Principal, payments, proceeds, charges and other income received by the Indenture Trustee or the Issuer from or on account of any Financed Student Loan (including scheduled, delinquent and advance payments of and any insurance proceeds with respect to, interest, including Interest Benefit Payments, on any Financed Student Loan and any Special Allowance Payment received by the Issuer with respect to any Financed Student Loan) and all interest earned or gain realized from the investment of amounts in any Fund or Account and all payments received by the Issuer pursuant to a Derivative Product.

                "Revenue Fund" shall have the meaning set forth in Section 5.03 of the Indenture.

                "S&P" shall mean Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.

                "Secretary" shall mean the Secretary of the Department, or any successor to the functions thereof under the Higher Education Act.

                "Securities Act" shall mean the federal Securities Act of 1933, as amended.

                "Securities Depository" or "Depository" shall mean The Depository Trust Company and its successors and assigns or if, (a) the then Securities Depository resigns from its functions as depository of the Notes or
(b) the Issuer discontinues use of the Securities Depository, any other securities depository that agrees to follow the procedures required to be followed by a securities depository in connection with the Notes and that is selected by the Issuer with the consent of the Indenture Trustee.

                "Securities Exchange Act" shall mean the federal Securities Exchange Act of 1934, as amended.

                "Seller" shall mean The Pennsylvania Higher Education Assistance Agency, in its capacity as seller of the Financed Student Loans under the Loan Sale and Contribution Agreement (Seller to Depositor).

                "Senior Notes" shall mean all Notes secured on a senior priority to the Subordinate Obligations and the Junior-Subordinate Obligations.

                "Senior Obligations" shall mean Senior Notes and any Derivative Product, the priority of payment of which is equal with that of Senior Notes.

                "Servicer" shall mean The Pennsylvania Higher Education Assistance Agency, in its capacity as servicer of the Financed Student Loans or any permitted successor Servicer, under the Servicing Agreement.

                "Servicer Default" shall mean an event specified as such in the applicable Servicing Agreement.

                "Servicer Report" shall contain the information specified in Exhibit B-1 to the Servicing Agreement.

                "Servicing Agreement" shall mean the servicing agreement with the Servicer relating to Financed Student Loans, as amended from time to time.

                "Servicing Fee" shall mean the fees and expenses due to the Servicer under the terms of the applicable Servicing Agreement.

                "Special Allowance Payments" shall mean payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act, or similar subsidies or allowances, if any, authorized from time to time by federal law or regulation.

                "Stated Maturity" shall mean the date specified in the Notes as the fixed date on which principal of such Notes is due and payable.

                "Statutory Trust Act" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq., as the same may be amended from time to time.

                "Student Loan" shall mean an agreement to repay a disbursement of money to or on behalf of an eligible student, evidenced by a Borrower Note and guaranteed, if applicable, in accordance with the policies and procedures of a Federal Guarantor; provided, however, unless specifically provided for in a Supplemental Indenture, each Student Loan shall be a FFELP Loan.

                "Student Loan Acquisition Certificate" shall mean a certificate signed by an Authorized Officer of the Issuer in substantially the form attached as Exhibit A to the Indenture.

                "Subaccount" shall mean any of the subaccounts that may be created and established within any Account or Fund by the Indenture or any Supplemental Indenture.

                "Subordinate Noteholder" shall mean the Noteholder of a Subordinate Note.

                "Subordinate Notes" shall mean any Notes secured on a priority subordinate to the Senior Obligations and on a priority senior to the Junior-Subordinate Obligations.

                "Subordinate Obligations" shall mean Subordinate Notes and any Derivative Product, the priority of payment of which is equal with that of Subordinate Notes.

                "Subservicer" shall mean any subservicer appointed in accordance with the Servicing Agreement.

                "Subservicing Agreement" shall mean any agreement entered into between the Servicer and a Subservicer containing the terms under which the Subservicer shall service, and otherwise act with respect to, all or certain of the Financed Student Loans.

                "Supplemental Indenture" shall mean an agreement supplemental to the Indenture, executed pursuant to Article VII of the Indenture.

                "Swap Agreement" shall mean any interest rate swap agreement, entered into by the Trust with a Swap Counterparty according to a 1992 ISDA Master Agreement (or any subsequent version substantially in the same form as the 1992 version) (Multicurrency-Cross Border) and any replacement Swap Agreement in accordance with the Basic Documents.

                "Swap Counterparty" shall mean any swap counterparty appointed in accordance with the terms of a Swap Agreement.

                "Termination Event" has the meaning specified in each Swap Agreement, if any.

                "Termination Payment" has the meaning specified in each Swap Agreement, if any.

                "Transfer Date" shall mean the day fixed for the transfer of any Student Loans by the Depositor to the Issuer pursuant to the Loan Sale and Contribution Agreement.

                "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                "Trust" shall mean PHEAA Student Loan Trust I, established pursuant to the Trust Agreement.

                "Trust Accounts" shall have the meaning set forth in Section 2(c) of the Administration Agreement.

                "Trust Account Property" shall mean the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Fund and the Revenue Fund and all proceeds of the foregoing.

                "Trust Agreement" shall mean the Trust Agreement dated as of January 15, 2003, as amended and restated on _________, 2003, between the Depositor and the Owner Trustee.

                "Trust Certificate" means a certificate evidencing the Ownership Percentage of an Owner in substantially the form as Exhibit A to the Trust Agreement.

                "Trust Estate" shall mean all right, title and interest of the Trust (or the Owner Trustee on behalf of the Trust) in and to the property and rights assigned to the Trust pursuant to Section 2 of the Loan Sale and Contribution Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Trust pursuant to the Loan Sale and Contribution Agreement, the Servicing Agreement and the Administration Agreement.

                "Trust Indenture Act" or "TIA" shall mean the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

                "UCC" shall mean, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

                "Value" on any calculation date when required under the Indenture shall mean the value of the Trust Estate calculated by the Issuer as to (a) below, and as calculated by the Indenture Trustee as to (b) through (e), inclusive, below, as follows: (a) with respect to any Student Loan, the unpaid principal amount thereof, plus accrued but unpaid interest, Interest Benefit Payments and Special Allowance Payments; (b) with respect to any funds of the Issuer held under the Indenture and on deposit in any commercial bank or as to any banker's acceptance or repurchase agreement or investment contract, the amount thereof plus accrued but unpaid interest; (c) with respect to any Eligible Investments of an investment company, the bid price of the shares as reported by the investment company plus accrued but unpaid interest; (d) as to investments the bid and asked prices of which are published on a regular basis in The Wall Street Journal (or, if not there, then in The New York Times): the average of the bid and asked prices for such investments so published on or most recently prior to such time of determination; and (e) as to investments the bid and asked prices of which are not published on a regular basis in The Wall Street Journal or The New York Times: (i) the lower of the bid prices at such time of determination for such investments by any two nationally recognized government securities dealers (selected by the Issuer in its absolute discretion) at the time making a market in such investments or (ii) the bid price published by a nationally recognized pricing service.

                "91-Day Treasury Bills" means direct obligations of the United States with a maturity of thirteen weeks.